As filed with the Securities and Exchange Commission on October 3, 1995.


                                                               File No. 811-8602

             EQUITY MARKET PORTFOLIO; BOND MARKET PORTFOLIO; SMALL CAP PORTFOLIO BALANCED PORTFOLIO; EQUITY GROWTH PORTFOLIO; VALUE EQUITY INCOME PORTFOLIO;
                 EQUITY PORTFOLIO; INCOME PORTFOLIO; TOTAL RETURN BOND PORTFOLIO
                                                  INTERNATIONAL EQUITY PORTFOLIO

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940



                                AMENDMENT NO. 4



                              ST. JAMES PORTFOLIOS

               (Exact Name of Registrant as Specified in Charter)

                6 St. James Avenue, Boston, Massachusetts 02116
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code: 617-423-0800

                                 Thomas M. Lenz
                        Signature Financial Group, Inc.
                               6 St. James Avenue
                          Boston, Massachusetts 02116

                    (Name and Address of Agent for Service)

                                    Copy to:

                               Marianne K. Smythe
                           Wilmer, Cutler & Pickering
                              2445 M Street, N.W.
                              Washington, DC 20037


UST153B.EDG

                                EXPLANATORY NOTE


     This registration statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

                              ST. JAMES PORTFOLIOS
                            EQUITY MARKET PORTFOLIO
                             BOND MARKET PORTFOLIO
                              SMALL CAP PORTFOLIO
                               BALANCED PORTFOLIO
                            EQUITY GROWTH PORTFOLIO
                         VALUE EQUITY INCOME PORTFOLIO
                                EQUITY PORTFOLIO
                                INCOME PORTFOLIO
                          TOTAL RETURN BOND PORTFOLIO
                         INTERNATIONAL EQUITY PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of instruction F of the General Instructions to Form N-1A.

Item 4. General Description of Registrant.

     St. James Portfolios (the "Portfolio Series") is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on May 11, 1994. Beneficial interests of the Portfolio Series are divided into twelve series, ten of which, Equity Market Portfolio, Bond Market Portfolio, Small Cap Portfolio, Balanced Portfolio, Equity Growth Portfolio, Value Equity Income Portfolio, Income Portfolio, Total Return Bond Portfolio, Equity Portfolio and Income and Growth Portfolio (each, a "Portfolio"; collectively the "Portfolios") are described herein. The two other series of the Portfolio Series are presently inactive. Additional series may be established in the future. Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Investment Objectives and Policies

Introduction

     Unless otherwise stated, all of the investment objectives, policies and strategies discussed herein and in Part B are deemed "non-fundamental," i.e., the approval of the investors in a Portfolio is not required to change that Portfolio's investment objective or any of the Portfolio's investment policies and strategies.

     United States Trust Company of The Pacific Northwest ("U.S. Trust Pacific") is the investment adviser for the Portfolios listed below. U.S. Trust Pacific has delegated the daily management of the security holdings of the following Portfolios to the investment managers named below, acting as subadvisers.

        Equity Market Portfolio,
        Bond Market Portfolio,
        and Small Cap Portfolio. . . . .   United States Trust Company of New
                                           York ("U.S. Trust")

        Balanced Portfolio . . . . . . .   Becker Capital Management, Inc.

        Equity Growth Portfolio. . . . .   Luther King Capital Management

        Value Equity Income Portfolio. .   Spare, Kaplan , Bischel  &
                                           Associates

        International Equity Portfolio .   Harding, Loevner Management, L.P.

     U.S. Trust is the investment adviser for the Equity, Income and Total Return Bond Portfolios. U.S. Trust Pacific, U.S. Trust and the subadvisers are referred to collectively as the "investment managers."

Investment Objectives

     The investment objective of EQUITY PORTFOLIO is to provide long-term capital appreciation. Equity Portfolio seeks to achieve its investment objective by investing in companies believed to represent good long-term values not currently recognized in the market prices of their securities.

     The investment objective of INCOME PORTFOLIO is to provide as high a level of current interest income as is consistent with moderate risk of capital and maintenance of liquidity. Income Portfolio seeks to achieve its investment objective by investing principally in a broad range of investment-grade fixed income securities, including bonds, notes, debentures and preferred stock, as well as money market instruments.

     The investment objective of TOTAL RETURN BOND PORTFOLIO is to maximize the total rate of return consistent with moderate risk of capital and maintenance of liquidity. Total Return Bond Portfolio seeks to achieve its investment objective by investing principally in a broad range of investment-grade fixed income securities, including bonds, notes, debentures and preferred stock, as well as money market instruments. In selecting investment opportunities, Total Return Bond Portfolio will balance yield, average maturity and risk in seeking to provide maximum preservation of purchase power.

     The investment objective of EQUITY MARKET PORTFOLIO is to provide investment results that correspond to the investment performance of the Standard & Poor's 500 Composite Stock Price Index1 (the "S&P 500 Index"), an index emphasizing large capitalization stocks. Equity Market Portfolio seeks to achieve its investment objective by replicating the yield and total return of the equity securities composing the S&P 500 Index. The S&P 500 is a broad-based index of the common stocks of 500 companies from several industrial sectors representing a significant portion of the market value of all common stocks publicly traded in the United States.

     The investment objective of BOND MARKET PORTFOLIO is to provide investment results that correspond to the investment performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index"), a broad market-weighted index which encompasses U.S. Treasury and agency securities, corporate investment grade bonds, and mortgage-backed securities, each with maturities greater than one year. Bond Market Portfolio seeks to achieve its investment objective by replicating the yield and total return of the Aggregate Bond Index through a statistically selected sample of fixed income securities. The Aggregate Bond Index is a broad market-weighted index of U.S. investment grade fixed income securities.

     The investment objective of SMALL CAP PORTFOLIO is to provide a high total return from a diversified portfolio of equity securities of small capitalization companies. Small Cap Portfolio seeks to achieve its investment objective by investing in equity securities from the Russell 2000 Index. The Portfolio invests in index securities whose risk characteristics and industry group representation are similar to the universe of securities in the Russell 2000 Index; however, the Portfolio's security holdings, taken together, will have a lower aggregate price/earnings ratio than index securities generally. The Russell 2000 Index is a broad index of equity securities of U.S. companies with common stock market capitalizations below $600 million.

     The investment objective of BALANCED PORTFOLIO is to provide a high total return from a diversified portfolio of equity and fixed income securities. Balanced Portfolio seeks to achieve this investment objective by investing in equity and fixed income securities, as described more fully below.

     The investment objective of EQUITY GROWTH PORTFOLIO is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks with potential for above-average growth in earnings and dividends. Equity Growth Portfolio seeks to achieve this investment objective by investing primarily in the common stocks of medium and large capitalization companies which, in the opinion of its subadviser, will present an opportunity for significant increases in earnings and/or value, without consideration for current income.

     The investment objective of VALUE EQUITY INCOME PORTFOLIO is to provide capital appreciation and a high level of current income by investing principally in a diversified portfolio of equity securities selected for their potential to generate current income or long-term growth of capital. Value Equity Income Portfolio seeks to achieve this investment objective by investing primarily in equity securities which produce a current dividend yield which generally exceeds the published composite yield of the securities comprising the S&P 500. The published composite yield of the S&P 500 was 2.45% for the calendar quarter ended June 30, 1995.

     The investment objective of INTERNATIONAL EQUITY PORTFOLIO is to provide long-term capital appreciation through investment in a diversified portfolio of marketable foreign securities. International Equity Portfolio seeks to achieve its investment objective by investing primarily in foreign equity securities of issuers that the subadviser believes to have strong balance sheets, sustainable internal growth, superior financial results, capable and forthright management and enduring competitive advantages.

     Additional information about the investment policies and strategies of each Portfolio appears in Part B. There can be no assurance that the investment objective of any Portfolio will be achieved.

U.S. Trust's Investment Philosophy and Strategies

     U.S. Trust, the adviser for the Equity, Income and Total Return Bond Portfolios, and the sub-adviser for the Equity Market, Bond Market and Small Cap Portfolios, was founded in 1853, and offers a variety of specialized fiduciary and financial services to high net worth individuals, institutions and corporations. As one of the largest institutions of its type, U.S. Trust prides itself in offering an attentive and high level of service to each of its clients.

     Equity Portfolio

     Investment Philosophy. In managing investments for the Equity Portfolio, U.S. Trust follows a long-term investment philosophy which generally does not change with the short-term variability of financial markets or fundamental conditions. U.S. Trust's approach begins with the conviction that all worthwhile investments are grounded in value. U.S. Trust believes that an investor can identify fundamental values that eventually should be reflected in market prices. U.S. Trust believes that over time a disciplined search for fundamental value will achieve better results than attempting to take advantage of short-term price movements.

     Implementation of this long-term value philosophy consists of searching for, identifying and obtaining the benefits of present or future investment values. For example, such values may be found in a company's future earnings potential or in its existing resources and assets. Accordingly, U.S. Trust in managing investments for the Equity Portfolio is constantly engaged in assessing, comparing and judging the worth of companies, particularly in comparison to the price the markets place on such companies' shares.

     Strategies. In order to translate its investment philosophy into more specific guidance for selection of investments, U.S. Trust uses three specific strategies. These strategies, while identified separately, may overlap so that more than one may be applied in an investment decision.

     U.S. Trust's "problem/opportunity strategy" seeks to identify industries and companies with the capabilities to provide solutions to or benefit from complex problems such as the changing demographics and aging of the U.S. population or the need to enhance industrial productivity. U.S. Trust's second strategy is a "transaction value" comparison of a company's real underlying asset value with the market price of its shares and with the sale prices for similar assets changing ownership in public market transactions. Differences between a company's real asset value and the price of its shares often are corrected over time by restructuring of the assets or by market recognition of their value. U.S. Trust's third strategy involves identifying "early life cycle" companies whose products are in their earlier stages of development or that seek to exploit new markets. Frequently such companies are smaller companies, but early life cycle companies may also include larger established companies with new products or new markets for existing products. U.S. Trust believes that over time the value of such companies should be recognized in the market.

     Themes. To complete U.S. Trust's investment philosophy, the three portfolio strategies discussed above are applied in concert with several "longer-term investment themes" to identify investment opportunities. U.S. Trust believes these longer-term themes represent strong and inexorable trends. U.S. Trust also believes that understanding the instigation, catalysts and effects of these longer-term trends should help to identify companies that are beneficiaries of these trends.

     Income Portfolio and Total Return Bond Portfolio

     Investment Philosophy. Generally, investors in fixed income securities are best served in the long term by seeking to maximize total return. However, some investors need to balance preservation of purchase power against the need for current income.

     As a result, the Portfolio Series is offering both objectives to investors. In the Total Return Bond Portfolio, U.S. Trust will employ a total return strategy that balances yield, average maturity and risk in seeking to provide maximum preservation of purchase power. The Income Portfolio will seek to provide investors with maximum current income commensurate with the credit quality of the Portfolio and moderate risk of capital.

     Equity Market Portfolio and Bond Market Portfolio

     Investment Philosophy. The Equity Market Portfolio and Bond Market Portfolio (collectively, the "Index Portfolios") are not managed pursuant to traditional methods of active investment management, which involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. Instead, the Index Portfolios, utilizing a passive or indexing investment approach, will attempt to duplicate the investment performance of their respective indexes.

     The Bond Market Portfolio seeks to duplicate the investment performance of the Aggregate Bond Index through statistical sampling procedures, that is, the Portfolio will invest in a selected group - not the entire universe - of securities in its corresponding index. This group of securities, when taken together, is expected to perform similarly to the index as a whole. This sampling technique is expected to enable the Bond Market Portfolio to track the price movements and performance of its index, while minimizing brokerage, custodial and accounting costs.

     The Equity Market Portfolio seeks to replicate the investment results of the S&P 500 Index by holding all 500 stocks included in the index in approximately the same proportions as they are represented in the S&P 500 Index. This indexing technique is known as complete replication. The Equity Market Portfolio will generally select index stocks by reference to their weighting in the index, starting with the stocks that are most heavily weighted. Thus, the Portfolio intends that the percentage of its assets invested in each index stock will approximate the weighting of that stock in the S&P 500 Index. The Portfolio may, however, be unable fully to implement the strategy outlined above when its assets total less than $25 million. At such times, the Portfolio may attempt to approximate the performance of the index by utilizing a sampling approach.

     The Portfolio Series expects that there will be a close correlation between a Portfolio's performance and that of its index in both rising and falling markets. Each Index Portfolio will attempt to maximize the correlation between its performance and that of its corresponding index. Over the long term, the investment managers of the Index Portfolios seek a correlation of 0.95 or better. In the unlikely event that a correlation of 0.95 or better is not achieved, the Board of Trustees of the Portfolio Series will review with the investment managers methods for increasing such correlation, such as through adjustments in securities holdings of an Index Portfolio. A correlation of 1.0 would indicate a perfect correlation, which would be achieved when a Portfolio's net asset value, including the value of its dividend and capital gains distributions, increases or decreases in exact proportion to changes in an index. The investment managers of the Index Portfolios monitor the correlation between the performance of each Index Portfolio and its corresponding index on a regular basis. Factors such as the size of a Portfolio's securities holdings, transaction costs, management fees and expenses, brokerage commissions and fees, the extent and timing of cash flows into and out of a Portfolio, and changes in the securities markets and the indexes themselves, are expected to account for any differences between each Index Portfolio's performance and that of its corresponding index.

Investment Policies

     EQUITY PORTFOLIO seeks to provide long-term capital appreciation by investing in companies believed to represent good long-term values not currently recognized in the market prices of their securities. U.S. Trust uses the investment philosophy, strategies and themes discussed above to identify such investment values and to diversify the Portfolio's investments over a variety of industries and types of companies.

     Under normal market and economic conditions, the Portfolio will invest at least 65% of its total assets in common stock, preferred stock and securities convertible into common stock. Normally, not more than 35% of the Portfolio's total assets may be invested in other securities and instruments including, e.g., investment-grade debt securities, warrants, options, and futures instruments as described in more detail below. See "Additional Investment Strategies and Techniques; Risk Factors" below. The Portfolio may hold cash or invest without limitation in U.S. Government securities, high quality money market instruments and repurchase agreements collateralized by the foregoing obligations, if deemed appropriate by U.S. Trust for temporary defensive purposes or when U.S. Trust believes that suitable stocks or convertible securities are unavailable. For a description of these securities, see "Bond Market Portfolio - U.S. Government and Agency Securities" and "Additional Investment Strategies and Techniques; Risk Factors - Short Term Instruments" below, and in Part B.

     In managing the Portfolio, U.S. Trust seeks to purchase securities having value currently not recognized in the market price of a security, consistent with the strategies discussed above.

     Portfolio holdings will include common stocks of companies having capitalizations of varying amounts, and the Portfolio will invest in the securities of high growth, small companies where U.S. Trust expects earnings and the price of the securities to grow at an above-average rate. See "Small Cap Portfolio" below for a description of certain risks associated with the securities of small companies. Certain securities owned by the Portfolio may be traded only in the over-the-counter market or on a regional securities exchange, may be listed only in the quotation service commonly known as the "pink sheets", or may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, there may be a greater fluctuation in the net asset value of the Portfolio, and the Portfolio may be required, in order to meet withdrawals by investors or for other reasons, to sell these securities at a discount from market prices, to sell during periods when such disposition is not desirable, or to make many small sales over a period of time.

     Equity Portfolio may invest in the securities of foreign issuers directly, or indirectly through sponsored and unsponsored American Depository Receipts. See "Additional Investment Strategies and Techniques; Risk Factors" below for further information on foreign investments.

     INCOME PORTFOLIO seeks as high a level of current interest income as is consistent with moderate risk of capital and maintenance of liquidity. Income Portfolio Income Portfolio will implement this objective by lengthening the average maturity of its holdings and purchasing higher yielding (but relatively stable) corporate bonds and government securities. The Portfolio invests principally in a broad range of investment-grade income securities, including bonds, notes, debentures and preferred stock, as well as money market instruments. See "Total Return Bond Portfolio" below for a description of these securities and a discussion of certain investment policies of Income Portfolio.

     TOTAL RETURN BOND PORTFOLIO seeks to maximize the total rate of return consistent with moderate risk of capital and maintenance of liquidity. In selecting investment opportunities, Total Return Bond Portfolio will balance yield, average maturity and risk in seeking to provide maximum preservation of purchase power. Total Return Bond Portfolio invests principally in a broad range of investment-grade income securities, including preferred stock, bonds, notes and debentures, as well as money market instruments.

     The Income and the Total Return Bond Portfolios may invest in the following types of securities: corporate debt obligations such as bonds, debentures, obligations convertible into common stocks and money market instruments; preferred stocks; and obligations issued or guaranteed by the U.S. Government and its agencies or instrumentalities. The Income and the Total Return Bond Portfolios are also permitted to enter into repurchase agreements, and may from time to time invest in debt obligations exempt from Federal income tax and issued by or on behalf of the states, territories or possessions of the United States, the District of Columbia, and their authorities, agencies, instrumentalities and political subdivisions ("Municipal Bonds").

     The purchase of Municipal Bonds may be advantageous when, as a result of prevailing economic, regulatory or other circumstances, the performance of such securities, on a pre-tax basis, is comparable to that of corporate or U.S. Government debt obligations. The two principal classifications of Municipal Bonds which may be held by the Income and the Total Return Bond Portfolios are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Private activity bonds held by the Portfolios are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity revenue bonds is usually directly related to the credit standing of the corporate user of the facility involved.

     The Income and the Total Return Bond Portfolios may also purchase "moral obligation" securities, which are normally issued by special-purpose public authorities. If the issuer of moral obligation securities is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment, but not a legal obligation, of the state or municipality which created the issuer. Subject to the quality and diversification requirements specified below, there is no limitation on the amount of moral obligation securities that may be held by the Income and the Total Return Bond Portfolios. U.S. Trust will consider investments in Municipal Bonds for the Income and the Total Return Bond Portfolios when U.S. Trust believes that the total return on such securities is attractive relative to that of taxable securities.

     Under normal market conditions, at least 75% of the Income and the Total Return Bond Portfolios' total assets will be invested in investment-grade debt obligations rated within the four highest ratings of Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") (or in unrated obligations considered to be of investment grade by U.S. Trust) and in U.S. Government obligations and money market instruments of the types listed at "Bond Market Portfolio - U.S. Government and Agency Securities" and "Additional Investment Strategies and Techniques; Risk Factors - Short Term Instruments" below. When, in the opinion of a Portfolio, a defensive investment posture is warranted, each of these Portfolios may invest temporarily and without limitation in high quality, short-term money market instruments.

     Unrated securities will be considered of investment grade if deemed to be comparable in quality to instruments so rated, as determined pursuant to procedures established by the Board of Trustees of the Portfolio Series. With respect to securities rated Baa by Moody's or BBB by S&P, interest and principal payments are regarded as adequate for the present; however, securities with these rankings may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make interest and principal payments than is the case with higher grade bonds. See the Appendix to Part B for a more detailed explanation of these ratings.

     The Income and the Total Return Bond Portfolios may invest up to 25% of their respective total assets in (a) obligations rated below the four highest ratings of S&P or Moody's with no minimum rating required, (b) preferred stocks, and (c) U.S. dollar-denominated debt obligations of (i) foreign issuers, including foreign corporations and foreign governments, and (ii) U.S. companies issued outside the United States. See "Additional Investment Strategies and Techniques; Risk Factors" below for further information on these investments. The Income and the Total Return Bond Portfolios will not invest in common stocks, and any common stocks received through conversion of convertible debt obligations will be sold in an orderly manner as soon as possible.

     EQUITY MARKET PORTFOLIO invests at least 80% of its assets in a portfolio of equity securities consisting of all 500 common stocks in the S&P 500 Index of large capitalization common stocks. The Portfolio intends to remain fully invested, to the extent practicable, in a pool of securities which will match the investment characteristics of the index. The inclusion of a stock in the S&P 500 Index in no way implies that Standard & Poor's Corporation ("S&P Corporation") believes the stock to be an attractive investment.

     S&P 500 Index. The S&P 500 Index is a well-known stock market index that includes common stocks of 500 companies from several industrial sectors representing a significant portion of the market value of all common stocks publicly traded in the United States, in the following proportions: 400 industrials, 60 transportation and utility companies, and 40 financial services companies. Stocks in the S&P 500 Index are weighted according to their market capitalization (i.e., the number of shares outstanding multiplied by the stock's current price), with the 51 largest stocks currently composing 50% of the index's value. Typically, companies included in the S&P 500 Index are the largest and most dominant firms in their respective industries. As of June 30, 1995, the five largest companies in the Index were: General Electric (2.39%), Exxon Corporation (2.19%), American Telephone & Telegraph (2.52%), Coca-Cola (2.02%) and Royal Dutch Petroleum (1.63%). As of the same date, the largest industry categories were: international oil companies (6.8%), telephone companies (4.9%), electric power companies (3.8%), diversified health care companies (3.8%) and major regional banks (3.6%). The investment managers of the Portfolio believe that the performance of the S&P 500 Index is representative of the performance of publicly traded common stocks in general. The composition of the S&P 500 Index is determined by S&P Corporation and is based on such factors as the market capitalization and trading activity of each stock and its representation of a particular industry group, and may be changed from time to time.

     The Equity Market Portfolio is not sponsored, endorsed, sold or promoted by S&P Corporation. S&P Corporation makes no representation or warranty, express or implied, to investors in the Equity Market Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Portfolio particularly or the ability of the S&P 500 Index to track general stock market performance. S&P Corporation's only relationship to the Portfolio Series is the licensing of certain trademarks and trade names of S&P Corporation and of the S&P 500 Index which is determined, composed and calculated by S&P Corporation without regard to the Portfolio Series or the Equity Market Portfolio. S&P Corporation has no obligation to take the needs of the Portfolio Series or the investors in the Equity Market Portfolio into consideration in determining, composing or calculating the S&P 500 Index. S&P Corporation is not responsible for and has not participated in the determination of the net asset value of beneficial interests in the Equity Market Portfolio or in the issuance or the timing of the issuance or sale of beneficial interests in the Portfolio.

     S&P Corporation does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P Corporation shall have no liability for any errors, omissions, or interruptions therein. S&P Corporation makes no warranty, express or implied, as to results to be obtained by the Portfolio Series or investors in the Equity Market Portfolio or any person or entity from the use of the S&P 500 Index or any data included therein. S&P Corporation makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P Corporation have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

-------
1"Standard & Poor's,(R) "S&P(R)" and "Standard & Poor's 500{R}" are trademarks of Standard & Poor's Corporation.

     BOND MARKET PORTFOLIO invests at least 80% of its assets in a portfolio of securities consisting of a representative selection of fixed income securities included in the Lehman Brothers Aggregate Bond Index. The Portfolio intends to remain fully invested, to the extent practicable, in a pool of securities that match the yield and total return of the index.

Lehman Brothers Aggregate Bond Index. The Aggregate Bond Index is a broad market-weighted index which encompasses three major classes of United States investment grade fixed income securities with maturities greater than one year:
U.S. Treasury and agency securities, corporate bonds, and mortgage- backed securities. The Index measures the total investment return (capital change plus income) provided by a universe of fixed income securities, weighted by the market value outstanding of each security. The securities included in the Index generally meet the following criteria, as defined by Lehman Brothers: an outstanding market value of at least $100 million for U.S. Government and agency issues and $50 million for all other securities issuers (this limit was raised to $100 million for all issuers at the end of 1994); and investment grade quality, rated a minimum of Baa by Moody's or BBB by S&P. The Bond Market Portfolio is managed without regard to tax ramifications. As of June 30, 1995, the following classes of fixed income securities represented the stated proportions of the total market value of the Aggregate Bond Index:

U.S. Treasury and government agency securities............................. 54%
Corporate bonds...........................................................  17%
Mortgage-backed securities................................................  28%
Asset-backed securities...................................................   1%

Option-adjusted duration:                                             4.6 years

     The Aggregate Bond Index is composed of the following kinds of securities: public obligations of the U.S. Government; publicly issued debt of U.S. Government agencies and quasi-federal corporations; corporate debt guaranteed by the U.S. Government; fixed rate nonconvertible dollar-denominated corporate debt; 15- and 30-year fixed rate securities backed by mortgage pools of the Government National Mortgage Association (GNMA), the Federal Home Loan Mortgage Corporation (FHLMC), and the Federal National Mortgage Association (FNMA); and asset-backed pass-through securities representing pools of credit card receivables and auto or home equity loans.

      U.S. Government and Agency Securities. The Bond Market Portfolio may invest in U.S. Government securities and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government. Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities include U.S. Treasury securities, which differ only in their interest rates, maturities and times of issuance: Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, such as Government National Mortgage Association pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; other securities, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Treasury. Securities issued by the Federal National Mortgage Association are supported by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; other securities, such as those issued by the Student Loan Marketing Association, are supported only by the credit of the agency or instrumentality. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law. The Bond Market Portfolio, its yields, and the value of beneficial interests in the Portfolio, are not guaranteed by the U.S. Government or any federal agency or instrumentality. For additional information on U.S. Government securities, see Part B.

     The Bond Market Portfolio may, from time to time, substitute one type of investment grade bond for another. For instance, the Bond Market Portfolio may hold more short-term corporate bonds (and fewer short U.S. Treasury bonds) than represented in the Aggregate Bond Index so as to increase income.

 Corporate Bonds. The Bond Market Portfolio may purchase debt securities of United States corporations only if they are deemed investment grade, that is, carry a rating of at least Baa from Moody's or BBB from S&P or, if not rated by these rating agencies, are judged by the investment managers of the Portfolio to be of comparable quality. With respect to securities rated Baa by Moody's and BBB by S&P, interest and principal payments are regarded as adequate for the present; however, securities with these ratings may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make interest and principal payments than is the case with higher grade bonds. The Portfolio intends to dispose in an orderly manner of any security which is downgraded below investment grade subsequent to its purchase. See the Appendix to Part B for a more detailed explanation of these ratings.

         Corporate bonds are subject to call risk during periods of falling interest rates. Securities with high stated interest rates may be prepaid (or called) prior to maturity, requiring the Bond Market Portfolio to invest the proceeds at generally lower interest rates. Call provisions, common in many corporate bonds, allow bond issuers to redeem bonds prior to maturity (at a specific price). When interest rates are falling, bond issuers often exercise these call provisions, paying off bonds that carry high stated interest rates and often issuing new bonds at lower rates. For the Bond Market Portfolio, the result would be that bonds with high interest rates are called and must be replaced with lower-yielding instruments. In these circumstances, the income of the Bond Market Portfolio would decline.

Mortgage Pass-Throughs and Collateralized Mortgage Obligations. The Bond Market Portfolio may purchase mortgage and mortgage-related securities such as pass-throughs and collateralized mortgage obligations that meet the Bond Market Portfolio's selection criteria (collectively, "Mortgage Securities"). Mortgage pass-throughs are securities that pass through to investors an undivided interest in a pool of underlying mortgages. These are issued or guaranteed by U.S. government agencies such as GNMA, FNMA, and FHLMC. Other mortgage pass-throughs consist of whole loans originated and issued by private limited purpose corporations or conduits. Collateralized mortgage obligation bonds are obligations of special purpose corporations that are collateralized or supported by mortgages or mortgage securities such as pass-throughs.

     As a result of its investments in Mortgage Securities, the mortgage-backed securities in the Bond Market Portfolio may be subject to a greater degree of market volatility as a result of unanticipated prepayments of principal. During periods of declining interest rates, the principal invested in mortgage-backed securities with high interest rates may be repaid earlier than scheduled, and the Bond Market Portfolio will be forced to reinvest the unanticipated payments at generally lower interest rates. When interest rates fall and principal prepayments are reinvested at lower interest rates, the income that the Bond Market Portfolio derives from mortgage-backed securities is reduced. In addition, like other fixed income securities, Mortgage Securities generally decline in price when interest rates rise.

     SMALL CAP PORTFOLIO seeks to provide a high total return from a portfolio of equity securities of small capitalization companies. Total return will consist of income plus realized and unrealized capital gains and losses. The Portfolio will invest at least 65% of its total assets in equity securities consisting of a selection of the stocks included in the Russell 2000 Index of small capitalization stocks. The Portfolio intends to remain fully invested, to the extent practicable, in securities with risk characteristics and industry group representation similar to the securities in the Russell 2000 Index, but it is anticipated that the Portfolio's securities, taken together, would have a lower aggregate price/earnings ratio than index securities generally. To reduce the risk associated with investments in individual securities, the Portfolio's investments will be spread over a range of industries and issuers as opposed to being concentrated in a few individual securities. Stocks of small capitalization issuers generally have greater illiquidity and price volatility than stocks of larger capitalization issuers.

     The Russell 2000 Index consists of the smallest 2,000 companies from the Russell 3000 Index (a portfolio of 3,000 securities of U.S. companies representing approximately 98% of the U.S. equity market). Only common stocks issued by corporations domiciled in the United States and its territories are eligible for inclusion in the Russell 2000 Index. As of June 30, 1995, the market capitalization of stocks in the index ranged in size from $28 million to $1.07 billion.

     The Portfolio invests in common stocks and other equity securities, such as preferred stocks, rights and warrants. Because the Portfolio invests in equity securities of small capitalization issuers, its price volatility may be greater than if the Portfolio invested exclusively in equity securities of issuers which have larger market capitalizations. Generally, equity securities of small capitalization companies have historically been characterized by greater volatility of returns, greater total returns, and lower dividend yields than equity securities of large capitalization issuers. The greater price volatility of equity securities of small capitalization issuers may result from the fact that there may be less market liquidity, less publicly available information or fewer investors who monitor the activities of these companies. In addition, the market prices of these securities may exhibit more sensitivity to changes in industry or general economic conditions.

     BALANCED PORTFOLIO seeks to provide a high total return from a diversified portfolio of equity and fixed income securities. Total return will consist of income plus realized and unrealized capital gains and losses. The Portfolio seeks to provide a total return that approaches that of the universe of equity securities of large U.S. companies and that exceeds the return typical of a portfolio of fixed income securities. The Portfolio attempts to achieve this return by investing in equity and fixed income instruments, as described below.

     The relative emphasis placed upon each asset class will vary based upon the subadviser's assessment of their current attractiveness on a risk-adjusted basis. The precise allocation will depend upon numerous factors, including the Portfolio investment managers' evaluation of the economy and financial markets as well as government fiscal and monetary policies. Normally, the commitment to stocks will range between 35% and 65% of portfolio assets. Similarly, the bond allocation will usually fall between 35% and 65% of portfolio assets. However, at least 25% of the total assets of the Portfolio are always invested in fixed income senior securities including debt securities and preferred stock. The subadviser may allocate the Portfolio's investments between these asset classes in a manner they believe consistent with the Portfolio's investment objective and current market conditions. Stocks may be over-weighted over the long term relative to bonds given that historically equity securities have provided superior returns. Within a shorter time horizon, however, if stocks and bonds appear equally attractive, fixed income securities may be favored given their greater certainty of return and lower volatility.

     The subadviser intends to manage the Portfolio actively in pursuit of its investment objective. While the Portfolio has a long-term investment perspective, it may take advantage of short-term trading opportunities that are consistent with its objective. To the extent the Portfolio engages in short-term trading, it may incur increased transaction costs. See Item 6 below.

     Equity Investments. For the equity portion of the Portfolio, the subadviser seeks to achieve a high total return through fundamental analysis, systematic stock valuation and disciplined portfolio construction. The Portfolio's equity investments will be primarily the common stock of large- and medium-sized U.S. companies with market capitalizations above $1.5 billion, including common stock of any class or series or any similar equity interest, such as trust or limited partnership interests. The Portfolio's equity investments may also include preferred stock, warrants and similar rights. The Portfolio may also invest in the equity securities of small companies and of foreign issuers. The small company holdings of the Portfolio are primarily companies included in the Russell 2500 Index. The Russell 2500 Index consists of the smallest 2,500 companies from the Russell 3000 Index. The Portfolio's equity securities may or may not pay dividends and may or may not carry voting rights. For a discussion of the risks of investments in small companies, see "Small Cap Portfolio" above.

     Fixed Income Investments. For the fixed income portion of the Portfolio, the subadviser seeks to provide a high total return by actively managing the duration of the Portfolio's fixed income securities, the allocation of securities across market sectors, and the selection of securities within sectors. Based on fundamental, economic and capital markets research, the subadviser adjusts the duration of the Portfolio's fixed income investments in light of market conditions. The subadviser also actively allocates the Portfolio's fixed income investments among the broad sectors of the fixed income market.

     Duration is a measure of the weighted average time until receipt of the payments expected to be generated by the fixed income securities held in the Portfolio, and can be used as a measure of the sensitivity of the Portfolio's market value to changes in interest rates. For example, and for illustrative purposes only, a hypothetical fund with a duration of 10 years will decrease 10% in value as a result of a 15% increase in interest rates. Under normal market conditions, the duration of the fixed income portion of the Portfolio will range between 80% and 120% of the Lehman Brothers Government/Corporate Bond Index, which as of June 30, 1995 was approximately 5.1 years. The maturities of the individual fixed income securities in the Portfolio may vary widely, however.

     The Portfolio may purchase debt securities only if they are deemed investment grade, that is, carry a rating of at least Baa from Moody's or BBB from S&P or, if not rated by these rating agencies, are judged by the investment managers to be of comparable quality. With respect to securities rated Baa by Moody's and BBB by S&P, interest and principal payments are regarded as adequate for the present; however, securities with these ratings may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make interest and principal payments than is the case with higher grade bonds. The Portfolio intends to dispose in an orderly manner of any security which is downgraded below investment grade subsequent to its purchase. See the Appendix to Part B for a more detailed explanation of these ratings.

     The Portfolio may invest in a broad range of debt securities of domestic and foreign issuers. These include debt securities of various types and maturities, e.g., debentures, notes, mortgage securities, equipment trust certificates and other collateralized securities and zero coupon securities. Collateralized securities are backed by a pool of assets such as loans or receivables which generate cash flow to cover the payments due on the securities. Collateralized securities are subject to certain risks, including a decline in the value of the collateral backing the security, failure of the collateral to generate the anticipated cash flow or in certain cases more rapid prepayment because of events affecting the collateral, such as accelerated prepayment of mortgages or other loans backing these securities or destruction of equipment subject to equipment trust certificates. In the event of any such prepayment the Portfolio will be required to reinvest the proceeds of prepayments at interest rates prevailing at the time of reinvestment, which may be lower. In addition, the value of zero coupon securities which do not pay interest is more volatile than that of interest- bearing debt securities with the same maturity. For more information on mortgage securities and associated risks, see "Bond Market Portfolio - Mortgage Pass-Throughs and Collateralized Mortgage Obligations" above.

     The Portfolio may invest in U.S. Government securities and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government. For a description of these securities, see "Bond Market Portfolio - U.S. Government and Agency Securities" above and Part B. The Portfolio may also invest in municipal obligations which may be general obligations of the issuer or payable only from specific revenue sources. However, the Portfolio will invest only in municipal obligations that have been issued on a taxable basis or have an attractive total return potential excluding tax considerations. In addition, the Portfolio may invest in debt securities of foreign governments and governmental entities denominated, in all cases, in U.S. dollars. See "Additional Investment Strategies and Techniques; Risk Factors" below for further information on foreign investments.

     EQUITY GROWTH PORTFOLIO seeks to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks with potential for above-average growth in earnings and dividends. Equity Growth Portfolio seeks to achieve this investment objective by investing primarily in the common stocks of medium and large capitalization U.S. companies (i.e., companies with stock market capitalizations of more than $1 billion) which, in the opinion of the subadviser, will present an opportunity for significant increases in earnings and/or value. Current dividend income is incidental to the Equity Growth Portfolio's investment objective of increasing the value of a shareholder's investment. Investments will be selected based on their potential for above-average growth in earnings and dividends, with no consideration given to current income.

     Under normal market conditions, the Portfolio will invest at least 65% of its total assets in common stocks. The remainder of the Portfolio's assets will be invested in other types of securities including convertible and nonconvertible bonds, warrants and short-term obligations, preferred stocks, debt securities, and repurchase agreements collateralized by these securities. The Portfolio may purchase debt securities only if they are deemed investment grade, that is, carry a rating of at least Baa from Moody's or BBB from S&P or, if not rated by these rating agencies, are judged by the investment managers to be of comparable quality. With respect to securities rated Baa by Moody's and BBB by S&P, interest and principal payments are regarded as adequate for the present; however, securities with these ratings may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make interest and principal payments than is the case with higher grade bonds. The Portfolio intends to dispose in an orderly manner of any security which is downgraded below investment grade subsequent to its purchase. See the Appendix to Part B for an explanation of these ratings. The Portfolio may invest without limitation in high quality money market instruments if deemed appropriate by the subadviser for temporary defensive purposes. See "Short-Term Instruments" below. While the Portfolio may invest in foreign securities, it currently has no intention of purchasing foreign securities other than American Depository Receipts. See "Investment Strategies and Techniques; Risk Factors - Foreign Investments" below and "Foreign Securities - Equity Portfolios" in Part B. The Portfolio may vary the percentage of assets invested in any one type of security in accordance with the subadviser's interpretation of economic and market conditions, fiscal and monetary policy, and underlying security values. The subadviser intends to manage the Portfolio actively in pursuit of its investment objective. While the Portfolio has a long-term investment perspective, it may take advantage of any short-term trading opportunities that are consistent with its objective. To the extent the Portfolio engages in short-term trading, it may incur increased transaction costs.

     VALUE EQUITY INCOME PORTFOLIO seeks to provide capital appreciation and a high level of current income by investing principally in a diversified portfolio of equity securities selected for their potential to generate current income or long-term growth of capital. Over the long term, the Portfolio will seek to maintain its dividend and interest income levels close to those of the S&P 500 Index. In making portfolio selections, the subadviser follows value philosophy: to invest in companies with sound fundamentals, the securities of which are trading at low price-to-earnings ratios. In addition, the subadviser follows an equity income philosophy: to invest principally in common stocks that provide high current income and a low level of volatility relative to the market while seeking to obtain long-term growth of capital. To implement the Portfolio's investment objective, the subadviser will attempt to (a) build a diversified portfolio with significantly lower-than-market volatility that achieves superior return over time, (b) maintain consistent portfolio characteristics, and (c) provide protection over a falling market cycle.

     Equity Investments. The Portfolio will invest primarily in equity securities which produce a current dividend yield which generally exceeds the published composite yield of the securities comprising the S&P 500 Index. The published composite yield of the S&P 500 Index was 2.45% for the calendar quarter ended June 30, 1995. The S&P 500 Index is a broad-based index of 500 companies listed on the New York Stock Exchange. The Portfolio invests primarily in preferred stocks and common stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, in stocks that are traded over-the-counter. Provided such securities meet the requirements set forth below for fixed income investments, the Portfolio may also invest in securities convertible into common or preferred stocks. The Portfolio allocates its investments among different industries and companies, seeking to invest in growing, financially stable and undervalued companies.

     Under normal market conditions, the Portfolio will invest at least 65% of its total assets in income producing equity securities. The remainder of the Portfolio's assets may be invested in short-term instruments such as commercial paper, bank obligations, U.S. government and agency securities maturing within one year, notes and other debt securities of various maturities, and repurchase agreements collateralized by these securities. The Portfolio may invest without limitation in high quality money market instruments if deemed appropriate by the subadviser for temporary defensive purposes. See "Short-Term Instruments" below. While the Portfolio may invest in foreign securities, it currently has no intention of purchasing foreign securities other than American Depository Receipts. See "Investment Strategies and Techniques; Risk Factors - Foreign Investments" below and "Foreign Securities - Equity Portfolios" in Part B.

     Fixed Income Investments. The Portfolio may invest in a broad range of debt securities of domestic and foreign issuers. These include debt securities of various types and maturities, e.g., debentures, notes, mortgage securities, equipment trust certificates and other collateralized securities and zero coupon securities. For a more detailed description of these securities, see "Balanced Portfolio - Fixed Income Investments" above. The Portfolio may purchase debt securities only if they are deemed investment-grade, that is, carry a rating of at least Baa from Moody's or BBB from S&P or, if not rated by these rating agencies, are judged by the investment managers to be of comparable quality. With respect to securities rated Baa by Moody's and BBB by S&P, interest and principal payments are regarded as adequate for the present; however, securities with these ratings may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make interest and principal payments than is the case with higher grade bonds. The Portfolio intends to dispose in an orderly manner of any security which is downgraded below investment-grade subsequent to its purchase. See the Appendix to Part B for an explanation of these ratings.

     U.S. Government and Agency Securities. The Portfolio may invest in U.S. Government securities and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government. For a description of these securities, see "Bond Market Portfolio - U.S. Government and Agency Securities" above and "U.S. Government and Agency Securities" in Part B.

     Mortgage Pass-Throughs and Collateralized Mortgage Obligations. The Value Equity Income Portfolio may purchase mortgage-related securities such as mortgage pass-throughs, collateralized mortgage obligations, and mortgage derivatives that meet the Portfolio's selection criteria. For a description of these securities and associated risks, see "Bond Market Portfolio - Mortgage Pass-Throughs and Collateralized Mortgage Obligations" above.

     The subadviser intends to manage the Portfolio actively in pursuit of its investment objective. While the Portfolio has a long-term investment perspective, it may take advantage of any short-term trading opportunities which may arise and are consistent with its objective. To the extent the Portfolio engages in short-term trading, it may incur increased transaction costs.

     INTERNATIONAL EQUITY PORTFOLIO seeks long-term capital appreciation through investment in a diversified portfolio of marketable foreign securities. The Portfolio ordinarily will invest primarily in foreign equity securities of issuers that the subadviser believes to have strong balance sheets, sustainable internal growth, superior financial returns, capable and forthright management, and enduring competitive advantages.

     When evaluating foreign securities, the subadviser will seek to identify superior companies with excellent long-term growth prospects and to select from among them those whose shares appear to offer attractive absolute returns. The subadviser's investment criteria therefore include both growth and value considerations. Growth stocks are those that the subadviser believes have the potential for above-average growth in earnings. Value stocks are those that the investment subadviser believes are undervalued by the market based on the investment managers' assessment of the company's current value and future earnings prospects.

     In determining investment strategy and allocating investments, the subadviser will continuously analyze a broad range of international equity securities. Country and sector portfolio weightings are expected to reflect the results of a "bottom up" stock selection process, rather than the results of any "top down" country or sector allocation process. The Portfolio generally will sell securities if the subadviser believes that such securities have become substantially overvalued relative to alternative investments or if the subadviser believes that there is an unfavorable change in the issuer's long-term business forecast.

     The Portfolio's investments generally will be diversified among geographic regions and countries. While there are no prescribed limits on geographic distributions, the Portfolio normally will hold securities of issuers collectively having their principal place of business in no fewer than three foreign countries. The subadviser expects that the Portfolio's assets ordinarily will be invested in securities of issuers located in the Pacific Basin (e.g., Japan, Hong Kong, Singapore, Malaysia), Europe, Australia, Latin America and South Africa. The Portfolio also may invest, from time to time, in other regions, seeking to capitalize on investment opportunities emerging in other parts of the world. In purchasing foreign equity securities, the Portfolio will look generally to large and small companies in mature foreign markets as well as well-established companies in emerging markets. Under unusual economic and market conditions, the Portfolio may restrict the securities markets in which its assets are invested.

     Under normal market and economic conditions, at least 75% of the Portfolio's assets will be invested in foreign equity securities. For cash management purposes, the Portfolio may invest up to 25% of its assets on a continuous basis in cash or short term instruments such as commercial paper, bank obligations, U.S. Government and agency securities maturing within one year, notes and other debt securities of various maturities, and repurchase agreements collateralized by these securities. The Portfolio also may invest without limitation in any combination of high quality domestic or foreign money market instruments if deemed appropriate by the subadviser for temporary defensive purposes in response to unusual market and economic conditions. See "Short-Term Instruments" below. To the extent described below under "Additional Investment Strategies and Techniques; Risk Factors," the Portfolio also may purchase shares of other investment companies and may engage in other investment practices, including repurchase agreements, securities lending, forward currency contracts and futures contracts and options.

     Foreign equity securities purchased by the Portfolio may include common stock, preferred stock, securities convertible into common or preferred stock, and warrants issued by companies domiciled outside of the United States ("foreign issuers"), and shares of U.S registered investment companies that invest primarily in foreign securities. The Portfolio may purchase when-issued securities otherwise eligible for purchase by the Portfolio and may invest indirectly in the securities of foreign issuers through sponsored and unsponsored American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and similar securities of foreign issuers.

     Convertible debt securities purchased by the Portfolio will be rated investment grade by Moody's or S&P if such a rating is available. If unrated, as is the case with most foreign securities, convertible debt securities purchased by the Portfolio will be deemed to be comparable in quality to securities rated investment grade pursuant to procedures established by the Board of Trustees of the Portfolio Series. With respect to securities rated Baa by Moody's or BBB by S&P (the lowest of the top four investment rankings), or deemed to be comparable in quality to such securities, interest and principal payments are regarded as adequate for the present; however, these securities may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make interest and principal payments than is the case with higher grade bonds.

     The Portfolio may purchase securities both on recognized stock exchanges and in over-the-counter markets. Most portfolio transactions will be effected in the primary trading market for the given security. The Portfolio also may invest up to 5% of its total assets in gold bullion. Investments in gold will not produce dividends or interest income, and the Portfolio can look only to price appreciation for a return on such investments.

     The relative performance of foreign currencies is an important element in the Portfolio's performance. Although the subadviser does not expect to hedge foreign currency exposure on a routine basis, it may do so when it has a strong view on the prospects for a particular currency. Certain currency hedging techniques that may be employed by the subadviser are described below in "Additional Investment Strategies and Techniques; Risk Factors: Foreign Currency and Exchange Transactions." Although such techniques may reduce the risk of loss to the Portfolio from adverse movements in foreign exchange rates, they also may limit possible gains from favorable movements in such rates.

Additional Investment Strategies and Techniques; Risk Factors

     The Equity, Income, Total Return Bond, Small Cap, Balanced, Equity Growth, Value Equity Income and International Equity Portfolios (collectively, the "Managed Portfolios"), and the Equity Market and Bond Market Portfolios (collectively, the "Index Portfolios"), may utilize the following investment strategies and techniques, as described below.

Sampling and Trading in the Index Portfolios. The Bond Market Portfolio does not expect to hold all of the individual issues which comprise the Aggregate Bond Index because of the large number of securities involved. Instead, the Portfolio will hold a representative sample of securities, selecting one or two issues to represent entire classes or types of securities in the index. This sampling technique is expected to be an effective means of substantially duplicating the income and capital returns provided by the index.

     To reduce transaction costs, the Index Portfolios' securities holdings will not be automatically traded or re-balanced to reflect changes in an index. The Index Portfolios will seek to buy round lots of stocks and may trade large blocks of securities. These policies may cause a particular security to be over- or under-represented in a Portfolio relative to its index weighing or result in its continued ownership by a Portfolio after its deletion from the index, thereby reducing the correlation between the Portfolio and the index. The Index Portfolios are not required to buy or sell securities solely because the percentage of their assets invested in index securities changes when their market values increase or decrease. In addition, the Index Portfolios may omit or remove index securities from their portfolios if the investment managers believe the security to be insufficiently liquid or believe the merit of the investment has been substantially impaired by extraordinary events or financial conditions. Over the long term, the investment managers of the Index Portfolios seek a correlation of 0.95 or better. See "U.S. Trust's Investment Philosophy and Strategies -- Equity Market Portfolio and Bond Market Portfolio" above.

     Investments Below Investment Grade. As discussed above, investments by the Income and the Total Return Bond Portfolios in obligations rated below the four highest ratings of S&P and Moody's (commonly called "junk bonds") have different risks than investments in securities that are rated investment grade. Risk of loss upon default by the borrower is significantly greater because lower-rated securities are generally unsecured and are often subordinated to other creditors of the issuer, and because the issuers frequently have high levels of indebtedness and are more sensitive to adverse economic conditions, such as recessions, individual corporate developments and increasing interest rates, than are investment grade issuers. As a result, the market price of such securities, and the net asset value of the Income and Total Return Bond Portfolio, may be particularly volatile. Additional risks associated with lower-rated fixed-income securities are (a) the relative youth and growth of the market for such securities, (b) the sensitivity of such securities to interest rate and economic changes, (c) the lower degree of protection of principal and interest payments, (d) the relatively low trading market liquidity for the securities, (e) the impact that legislation may have on the high yield bond market (and, in turn, on the Portfolios' net asset value and investment practices), (f) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates whereby a Portfolio may be required to reinvest premature redemption proceeds in lower yielding portfolio securities, and (g) the creditworthiness of the issuers of such securities. During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress which would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals and to obtain additional financing. An economic downturn could also disrupt the market for lower-rated bonds generally and adversely affect the value of outstanding bonds and the ability of the issuers to repay principal and interest. If the issuer of a lower-rated debt obligation held by a Portfolio defaulted, the Portfolio could incur additional expenses to seek recovery. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower-rated securities, especially in a thinly traded market. Finally, a Portfolio's trading in fixed-income securities to achieve capital appreciation entails risks that capital losses rather than gains will result.

     Debt obligations rated "BB", "B" or "CCC" by S&P are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" represents the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions. The rating "CC" is typically applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" debt rating. The rating "C" is applied to debt subordinated to a senior debt which is assigned an actual or implied "CCC-" rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued. Debt obligations rated "D" are in default, and payments of interest and/or repayment of principal are in arrears. The ratings from "AA" through "CCC" are sometimes modified by the addition of a plus or minus sign to show relative standing within the major rating categories. Moody's has a similar classification scheme for non-investment grade debt obligations. Debt obligations rated "Ba", "B", "Caa", "Ca" and "C" provide questionable protection of interest and principal. The rating "Ba" indicates that a debt obligation has some speculative characteristics. The rating "B" indicates a general lack of characteristics of desirable investment. Debt obligations rated "Caa" are of poor quality, while debt obligations rated "Ca" are considered highly speculative. "C" represents the lowest rated class of debt obligations. Moody's applies numerical modifiers 1, 2 and 3 in each generic classification from "Aa" to "B" in its bond rating system. The modifier "1" indicates that a security ranks in the higher end of its rating category; the modifier "2" reflects a mid-range ranking; and the modifier "3" indicates that the security ranks at the lower end of its generic rating category. See Part B for a more detailed explanation of these ratings. Convertible Securities. The Managed Portfolios may invest in investment grade convertible securities of domestic and foreign issuers, although in the current fiscal year the Small Cap Portfolio has no intention to invest in convertible securities of foreign issuers. See "Value Equity Income Portfolio - Fixed Income Investments" for an explanation of investment grade ratings of debt securities, including convertible securities. The convertible securities in which the Portfolios may invest include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

     When-Issued and Delayed Delivery Securities. The Portfolios may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by a Portfolio to purchase or sell particular securities with payment and delivery taking place in the future, beyond the normal settlement date, at a stated price and yield. Securities purchased on a forward commitment or when-issued basis are recorded as an asset and are subject to changes in value based upon changes in the general level of interest rates. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but a Portfolio will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. At the time the Portfolio enters into a transaction on a when-issued or forward commitment basis, a segregated account consisting of cash or high grade liquid debt securities equal to the value of the when-issued or forward commitment securities will be established and maintained. There is a risk that the securities may not be delivered and that the Portfolio may incur a loss.

     In addition, the Income and the Total Return Bond Portfolios may acquire "stand-by commitments" with respect to Municipal Bonds held by them. Under a stand-by commitment, a dealer agrees to purchase at a Portfolio's option specified Municipal Bonds at a specified price. The Portfolios will acquire stand-by commitments solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for speculative purposes. Stand-by commitments acquired by a Portfolio will be valued at zero in determining the Portfolio's net asset value.

     Repurchase Agreements. Each of the Portfolios may engage in repurchase agreement transactions with brokers, dealers or banks that meet the credit guidelines established by the Trustees of the Portfolio Series. In a repurchase agreement, a Portfolio buys a security from a seller that has agreed to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. The term of these agreements is usually from overnight to one week. A repurchase agreement may be viewed as a fully collateralized loan of money by the Portfolio to the seller. The Portfolio always receives securities as collateral with a market value at least equal to the purchase price plus accrued interest, and this value is maintained during the term of the agreement. If the seller defaults and the collateral value declines, the Portfolio might incur a loss. If bankruptcy proceedings are commenced with respect to the seller, the Portfolio's realization upon the disposition of collateral may be delayed or limited. Investments in certain repurchase agreements and certain other investments which may be considered illiquid are limited. See "Illiquid Investments; Privately Placed and other Unregistered Securities" below.

     Reverse Repurchase Agreements. Each Portfolio may borrow funds, in an amount up to one-third of the value of its total assets, for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. Each Portfolio may also agree to sell portfolio securities to financial institutions such as banks and broker- dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). The SEC views reverse repurchase agreements as a form of borrowing. At the time a Portfolio enters into a reverse repurchase agreement, it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.

     Investment Company Securities. In connection with the management of its daily cash positions, each Portfolio may invest in securities issued by other investment companies which invest in high quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method. The International Equity Portfolio may also purchase shares of investment companies investing primarily in foreign securities, including so-called "country funds" which have portfolios consisting primarily of securities of issuers located in one foreign country. In addition to the advisory fees and other expenses a Portfolio bears directly in connection with its own operations, as a shareholder of another investment company, a Portfolio would bear its pro rata portion of the other investment company's advisory fees and other expenses. As such, the Portfolio's investors would indirectly bear the expenses of the other investment company, some or all of which would be duplicated. Securities of other investment companies may be acquired by the Portfolios to the extent permitted under the 1940 Act, that is, a Portfolio may invest a maximum of up to 10% of its total assets in securities of other investment companies so long as not more than 3% of the total outstanding voting stock of any one investment company is held by any Portfolio. In addition, not more than 5% of the Portfolio's total assets may be invested in the securities of any one investment company.

     Foreign Investments. In accordance with their respective investment objectives and policies, the Equity, Balanced, Equity Growth and Value Equity Income Portfolios may invest, and the International Equity Portfolio will invest, in common stocks of foreign corporations, and each of such Portfolios and the Income and Total Return Bond Portfolios may invest in convertible securities of foreign corporations as well as fixed income securities of foreign government and corporate issuers. Other than the International Equity Portfolio, which will invest under normal market and economic conditions at least 75% of its total assets in foreign securities, none of the Portfolios expects to invest more than 30% (25% in the case of the Income and Total Return Bond Portfolios) of their respective total assets at the time of purchase in securities of foreign issuers. All investments, domestic or foreign, involve certain risks. Investment in securities of foreign issuers, and in obligations of foreign branches or subsidiaries of domestic or foreign banks, may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. Overall, there may be limited publicly available information with respect to foreign issuers, and there may be less supervision of foreign stock exchanges and market partcipants such as brokers and issuers. Moreover, available information may not be as reliable as information regarding U.S. companies, because foreign issuers often are not subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to U.S. companies.

     Dividends and interest paid by foreign issuers may be subject to withholding and other foreign taxes. To the extent that such taxes are not offset by credits or deductions allowed to investors under the Federal income tax laws, they may reduce the net return to investors. See Item 6 below.

     Investors should realize that the value of a Portfolio's investments in foreign securities may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or changes in) exchange controls or tax regulations in those foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect a Portfolio's operations. The economies of individual foreign nations may differ from the U.S. economy in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position; it may also be more difficult to obtain and enforce a judgment against a foreign issuer. Any foreign investments made by a Portfolio must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

     While the volume of transactions effected on foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of domestic security exchanges. Accordingly, a Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of U.S. issuers, may affect portfolio liquidity.

     The costs attributable to investing abroad are usually higher than those of funds investing in domestic securities for several reasons, such as the higher cost of investment research, higher cost of custody of foreign securities, higher commissions paid on comparable transactions on foreign markets and additional costs arising from delays in settlements of transactions involving foreign securities.

     The Portfolios may invest in securities of foreign issuers directly or in the form of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") or other similar securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities they represent. ADRS are receipts typically issued by a U.S. bank or trust company which evidence ownership of the underlying foreign securities. Certain such institutions issue ADRs which may not be sponsored by the issuer of the underlying foreign securities. A non-sponsored depository may not provide the same shareholder information that a sponsored depository is required to provide under its contractual arrangements with the issuer of the underlying foreign securities. EDRs are receipts issued by a European financial institution evidencing a similar arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets.

     Changes in foreign exchange rates will affect the value in U.S. dollars of all foreign currency-denominated securities held by the Portfolios. Exchange rates are influenced generally by the forces of supply and demand in the foreign currency markets and by numerous other political and economic events, many of which may be difficult, if not impossible, to predict.

     Foreign Currency Exchange Transactions. In accordance with their respective investment objectives and policies, the Equity, Income, Total Return Bond, Balanced, Equity Growth and Value Equity Income Portfolios may buy and sell, and the International Equity Portfolio will buy and sell, securities (and receive interest and dividends proceeds) in currencies other than the U.S. dollar. Therefore, these Portfolios may enter from time to time into foreign currency exchange transactions. The Portfolios will either enter into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or use forward contracts to purchase or sell foreign currencies. The cost of a Portfolio's spot currency exchange transactions will generally be the difference between the bid and offer spot rate of the currency being purchased or sold.

     A forward foreign currency exchange contract is an obligation by a Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement, and is traded at a net price without commission. The Portfolios will not enter into forward contracts for speculative purposes. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of a Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

     The Portfolios may enter into foreign currency exchange transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or anticipated securities transactions. The Portfolios may also enter into forward contracts to hedge against a change in foreign currency exchange rates that would cause a decline in the value of existing investments denominated or principally traded in a foreign currency. To do this, a

     Portfolio would enter into a forward contract to sell the foreign currency in which the investment is denominated or principally traded in exchange for U.S. dollars or in exchange for another foreign currency. A Portfolio will only enter into forward contracts to sell a foreign currency in exchange for another foreign currency if its respective subadviser expects the foreign currency purchased to appreciate against the U.S. dollar.

     Although these transactions are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they limit any potential gain that might be realized should the value of the hedged currency increase. In addition, forward contracts that convert a foreign currency into another foreign currency will cause a Portfolio to assume the risk of fluctuations in the value of the currency purchased vis a vis the hedged currency and the U.S. dollar. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

     Futures Contracts and Options. Each Portfolio may purchase put and call options on securities, indices of securities and futures contracts. The Portfolios may also purchase and sell futures contracts. Futures contracts on securities and securities indices will be used primarily to accommodate cash flows or in anticipation of taking a market position when, in the opinion of the investment managers, available cash balances do not permit economically efficient purchases of securities. Moreover, a Portfolio may sell futures and options to "close out" futures and options it may have purchased or to protect against a decrease in the price of securities it owns but intends to sell. The Index Portfolios will not invest in futures or options as part of a defensive strategy to protect against potential stock market declines. The Managed Portfolios may use futures contracts and options for both hedging and risk management purposes, although not for speculation. See "Futures Contracts and Options on Futures Contracts" in Part B.

     The Portfolios may (a) purchase exchange traded and over the counter (OTC) put and call options on securities and indexes of securities, (b) purchase and sell futures contracts on securities and indexes of securities and (c) purchase put and call options on futures contracts on securities and indexes of securities. In addition, the Portfolios may sell (write) exchange traded and OTC put and call options on securities and indexes of securities and on futures contracts on securities and indexes of securities. The staff of the SEC has taken the position that OTC options are illiquid and, therefore, together with other illiquid securities held by a Portfolio, cannot exceed 15% of the Portfolio's net assets. The Portfolios intend to comply with this limitation.

         The Portfolios may use options and futures contracts to manage their exposure to changing interest rates and/or security prices. Some options and futures strategies, including selling futures contracts and buying puts, tend to hedge a Portfolio's investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and calls, and buying calls, tend to increase market exposure. Options and futures contracts may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of a Portfolio's overall strategy in a manner deemed appropriate by the Portfolio's investment managers and consistent with its objective and policies. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

     The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase a Portfolio's return. While the use of these techniques by a Portfolio may reduce certain risks associated with owning its portfolio securities, these investments entail certain other risks. If Portfolio investment managers apply a strategy at an inappropriate time or judge market conditions or trends incorrectly, options and futures strategies may lower a Portfolio's return. Certain strategies limit a Portfolio's possibilities to realize gains as well as limit its exposure to losses. A Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market. In addition, a Portfolio will incur transaction costs, including trading commissions and option premiums, in connection with its futures and options transactions and these transactions could significantly increase the Portfolio's turnover rate. For more information on these investment techniques, see Part B.

     Each of the Portfolios may purchase and sell put and call options on securities, indexes of securities and futures contracts, or purchase and sell futures contracts, only if such options are written by other persons and if (i) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of a Portfolio's total net assets, and (ii) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of a Portfolio's total assets. None of the Portfolios has any current intention of purchasing futures contracts or investing in put and call options on securities, indexes of securities, or futures contracts if more than 5% of its net assets would be at risk from such transactions.

     Illiquid Investments; Privately Placed and other Unregistered Securities. Each Portfolio may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the Securities Act of 1933, as amended (the "1933 Act"), and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolio. The price a Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

     Acquisitions of illiquid investments by the Portfolios are subject to the following non-fundamental policies. Each Portfolio may not invest in additional illiquid securities if, as a result, more than 15% of the market value of its net assets would be invested in illiquid securities. Each of the Portfolios may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Portfolio investment managers and approved by the Trustees. The Trustees of the Portfolio Series will monitor the implementation of these guidelines on a periodic basis. Because Rule 144A is relatively new, it is not possible to predict how markets in Rule 144A securities will develop. If trading in Rule 144A securities were to decline, these securities could become illiquid after being purchased, increasing the level of illiquidity of a Portfolio. As a result, a Portfolio holding these securities might not be able to sell these securities when the investment manager wishes to do so, or might have to sell them at less than fair value.

     Short-Term Instruments. Each Portfolio may invest in short-term income securities in accordance with its investment objective and policies as described above. The Portfolios may also make money market investments pending other investments or settlement, or to maintain liquidity to meet shareholder redemptions. Although the Index Portfolios normally seek to remain substantially fully invested in securities selected to match their corresponding index consistent with seeking a correlation of 0.95 or better between an Index Portfolio's performance and that of its corresponding index, an Index Portfolio may invest temporarily up to 20% of its assets in certain short-term fixed income securities. The Index Portfolios will not invest in short-term instruments as part of a defensive strategy to protect against potential stock market declines. Each of the Managed Portfolios is permitted to invest in short-term instruments, although each intends to stay invested in the equity and fixed income instruments described above to the extent practical in light of its respective objective and long-term investment perspective. In addition, in adverse market conditions and for temporary defensive purposes only, the Managed Portfolios may temporarily invest their respective assets without limitation in short-term investments. These securities include: obligations of the U.S. Government and its agencies or instrumentalities; commercial paper and other debt securities; variable and floating rate securities; bank obligations; repurchase agreements collateralized by these securities; shares of other investment companies that primarily invest in any of the above-referenced securities; and, in the case of the International Equity Portfolio, cash and bank instruments denominated in foreign currencies. Commercial paper consists of short-term, unsecured promissory notes issued to finance short-term credit needs. Other corporate obligations in which the Portfolios may invest consist of high quality, U.S. dollar-denominated short-term bonds and notes (including variable amount master demand notes) issued by domestic and foreign corporations. The Portfolios may invest in commercial paper issued by major corporations in reliance on the exemption from registration afforded by Section 3(a)(3) of the 1933 Act. Such commercial paper may be issued only to finance current transactions and must mature in nine months or less. Trading of such commercial paper is conducted primarily by institutional investors through investment dealers, and individual investor participation in the commercial paper market is very limited.

     Each Portfolio may invest in U.S. dollar-denominated certificates of deposit, time deposits, bankers' acceptances and other short-term obligations issued by domestic banks and domestic or foreign branches or subsidiaries of foreign banks. Certificates of deposit are certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Such instruments include Yankee Certificates of Deposit ("Yankee CDs"), which are certificates of deposit denominated in U.S. dollars and issued in the United States by the domestic branch of a foreign bank. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Portfolios are not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. Government. The Portfolios will not invest, respectively, more than 15% of the value of their net assets in time deposits maturing in longer than seven days and other instruments which are deemed illiquid or not readily marketable. Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations which have either fixed, floating or variable interest rates.

     The Portfolios will limit their short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Portfolio Series to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are deemed to be of comparable quality pursuant to procedures established by the Board of Trustees of the Portfolio Series. The Portfolios may invest in obligations of banks which at the date of investment have capital, surplus and undivided profits (as of the date of their most recently published financial statements) in excess of $100 million. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.

Securities Lending. The Portfolios may seek to increase their income by lending securities to banks, brokers or dealers and other recognized institutional investors. Such loans may not exceed 30% of the value of a Portfolio's total assets. In connection with such loans, each Portfolio will receive collateral consisting of cash, U.S. Government or other high quality securities, irrevocable letters of credit issued by a bank, or any combination thereof. Such collateral will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. A Portfolio can increase its income through the investment of such collateral. Such Portfolio continues to be entitled to payments in amounts equal to the interest or dividends payable on the loaned security, and in addition receives interest on the amount of the loan. Such loans will be terminable at any time upon specified notice. A Portfolio might experience risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Portfolio.

     Short Sales "Against the Box". In a short sale, a Portfolio sells a borrowed security and has a corresponding obligation to the lender to return the identical security. A Portfolio may engage in short sales only if at the time of the short sale it owns or has the right to obtain, at no additional cost, an equal amount of the security being sold short. This investment technique is known as a short sale "against the box". A Portfolio may make a short sale as a hedge, when it believes that the value of a security owned by the Portfolio (or a security convertible or exchangeable for such security) may decline, or when the Portfolio wants to sell the security at an attractive current price but wishes to defer recognition of gain or loss for tax purposes. Not more than 40% of a Portfolio's total assets would be involved in short sales "against the box". Certain Other Obligations. Consistent with their respective investment objectives, policies and restrictions, the Portfolios may also invest in participation interests, guaranteed investment contracts and zero coupon obligations. See Part B. In order to allow for investments in new instruments that may be created in the future, upon the Portfolio Series supplementing this Part A, a Portfolio may invest in obligations other than those listed previously, provided such investments are consistent with the Portfolio's investment objective, policies and restrictions.

     Portfolio Turnover Rate. Although the Managed Portfolios generally seek to invest for the long term, and the Index Portfolios are managed to reflect the composition of their respective indexes, each Portfolio may sell securities irrespective of how long such securities have been held. Ordinarily, securities will be sold from an Index Portfolio only to reflect certain administrative changes in its corresponding index (including mergers or changes in its composition) or to accommodate cash flows into and out of an Index Portfolio while maintaining the similarity of said Portfolio to its benchmark index. Each Managed Portfolio may sell a portfolio investment immediately after its acquisition if the investment managers believe that such a disposition is consistent with the investment objective of the particular Portfolio. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments.

     Portfolio turnover will not be a limiting factor in making portfolio decisions for the Income Portfolio and the Total Return Bond Portfolio, whose annual portfolio turnover rates are not expected to exceed 400%. The annual portfolio turnover rate for each other Portfolio is not expected to exceed 100%. A rate of 100% indicates that the equivalent of all of a Portfolio's assets have been sold and reinvested in a calendar year. A high rate of portfolio turnover may involve correspondingly greater brokerage commission expenses and other transaction costs, which must be borne directly by a Portfolio. High portfolio turnover may result in the realization of substantial net capital gains. To the extent net short-term capital gains are realized, any distributions resulting from such gains are considered ordinary income for Federal income tax purposes.

See Item 6 below.

Investment Restrictions

     As diversified investment companies, 75% of the assets of each Portfolio are represented by cash and cash items (including receivables), government securities, securities of other investment companies, and other securities which for purposes of this calculation are subject to the following fundamental limitations: (a) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, and (b) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer. In addition, each Portfolio may not invest 25% or more of its assets in the securities of issuers in any one industry, unless, for each of the Index Portfolios, the securities in a single industry were to comprise 25% or more of its corresponding index, in which case the Index Portfolio will invest 25% or more of its assets in that industry. These are fundamental investment policies of each Portfolio which may not be changed without investor approval.

     Part B includes further discussion of investment strategies and techniques, and a listing of other fundamental investment restrictions and non-fundamental investment policies which govern the investment policies of each Portfolio. Fundamental investment restrictions may not be changed without the approval of the investors in that Portfolio. If a percentage restriction (other than a restriction as to borrowing) or a rating restriction on investment or utilization of assets is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by a Portfolio or a later change in the rating of a security held by a Portfolio is not considered a violation of the policy.

Item 5.  Management of the Portfolio Series.

     The Board of Trustees of the Portfolio Series provides general supervision over the affairs of the Portfolio Series. The Trustees decide upon matters of general policy and review the actions of service providers such as the investment managers, servicing agent, distributor, and others.

                              Investment Managers

     United States Trust Company of The Pacific Northwest ("U.S. Trust Pacific") is responsible for the management of the assets of the Portfolios pursuant to an Investment Advisory Agreement (the "Advisory Agreement") with the Portfolio Series on behalf of such Portfolios. U.S. Trust Pacific has delegated the daily management of the security holdings of these Portfolios to the investment managers named below, acting as subadvisers (the "Subadvisers"):

Equity Market Portfolio,
Bond Market Portfolio and
Small Cap Portfolio.....................  United States Trust Company
                                          of New York

Balanced Portfolio......................  Becker Capital Management, Inc.

Equity Growth Portfolio.................  Luther King Capital Management

Value Equity Income Portfolio...........  Spare, Kaplan , Bischel & Associates

International Equity Portfolio..........  Harding, Loevner Management, L.P.

     Subject to the general guidance and policies set by the Trustees of the Portfolio Series, U.S. Trust Pacific provides general supervision over the investment management functions performed by each of the Subadvisers. U.S. Trust Pacific closely monitors the Subadvisers' application of these Portfolios' investment policies and strategies, and regularly evaluates the Subadvisers' investment results and trading practices.

     For its services under the Advisory Agreement, U.S. Trust Pacific is entitled to receive from the Portfolios, for the respective Portfolio's current fiscal year, fees accrued daily and paid monthly at an annual rate equal to the percentages specified below of the Portfolio's average daily net assets: (a) 0.25% for the Equity Market Portfolio and Bond Market Portfolio, (b) 0.65% for the Small Cap Portfolio, Balanced Portfolio, Equity Growth Portfolio and Value Equity Income Portfolio; and (c) 1.00% for the International Equity Portfolio. U.S. Trust Pacific, which has its principal offices at 4380 Southwest Macadam Avenue, Suite 450, Portland, OR 97201, is a subsidiary of United States Trust Company of New York. Although the advisory fee paid by the International Equity Portfolio is higher than advisory fees currently being paid by most investment companies in general, the advisory fee paid by the International Equity Portfolio is similar to fees currently being paid by other investment companies which also invest primarily in foreign issuers. U.S. Trust Pacific has agreed to waive all investment advisory fees with respect to each Portfolio listed above. While no such Portfolio pays investment advisory fees to U.S. Trust Pacific, each shareholder in the Portfolio's investor enters into an asset management services agreement with U.S. Trust Pacific and agrees to pay annual fees calculated as a specified percentage of average net assets.

     Pursuant to separate subadvisory agreements, the Subadvisers make the day-to-day investment decisions and portfolio selections for the Equity Market, Bond Market, Small Cap, Balanced, Equity Growth, Value Equity Income and International Equity Portfolios, consistent with the general guidelines and policies established by U.S. Trust Pacific and the Board of Trustees of the Portfolio Series. For the investment management services they provide to the Portfolios, the Subadvisers are compensated only by U.S. Trust Pacific, and receive no fees directly from the Portfolio Series. For their services under the subadvisory agreements, the Subadvisers receive from U.S. Trust Pacific, fees at a maximum annual rate equal to the percentages specified below of the Portfolio's average daily net assets: (a) 0.25% for the Equity Market Portfolio and Bond Market Portfolio, (b) 0.65% for the Small Cap Portfolio, (c) 0.40% for the Value Equity Income Portfolio and Equity Growth Portfolio, (d) 0.425% for the Balanced Portfolio, and (e) 0.45% for the International Equity Portfolio. The Subadvisers furnish at their own expense all services, facilities and personnel necessary in connection with managing the Portfolios' investments and effecting securities transactions for the Portfolios.

     Balanced Portfolio, Equity Growth Portfolio, Value Equity Income Portfolio and International Equity Portfolio

     U.S. Trust Pacific has entered into separate Investment Subadvisory Agreements with Becker Capital Management, Inc. ("Becker") with respect to the Balanced Portfolio; Luther King Capital Management ("Luther King") with respect to the Equity Growth Portfolio; Spare, Kaplan , Bischel & Associates ("Spare Kaplan") with respect to the Value Equity Income Portfolio; and Harding, Loevner Management, L.P. ("Harding Loevner") with respect to the International Equity Portfolio.

     Becker maintains its principal offices at 2185 Pacwest Center, Portland, OR 97204. As of June 30, 1995, Becker had $1.1 billion in assets under management. The person primarily responsible for the day-to-day management of the Balanced Portfolio is Donald L. Wolcott, C.F.A., Vice President and Portfolio Manager of Becker. Mr. Wolcott joined Becker in 1987 and brings 19 years of experience in investment management to his position.

     Luther King maintains its principal offices at 301 Commerce Street, Suite 1600, Forth Worth, TX 76102. As of June 30, 1995, Luther King had $4.8 billion in assets under management. Emmett M. Murphy is primarily responsible for the day-to-day management of Equity Growth Portfolio. Mr. Murphy has been an investment manager with Luther King since 1981. He is also a Chartered Financial Analyst.

     Spare Kaplan maintains its principal offices at 44 Montgomery Street, San Francisco, CA 94104. As of June 30, 1995, Spare Kaplan had $2.3 billion in assets under management. The day-to-day management of Value Equity Income Portfolio is performed by the Value Equity Income Strategy Team, which includes Anthony E. Spare, Chief Executive Officer and Chief Investment Officer of Spare Kaplan, and James G. McCluskey, Senior Portfolio Manager at Spare Kaplan. Mr. Spare co-founded the Value Equity Income Strategy Team in 1975 and has served as senior strategy team member since 1975; Mr. McCluskey has been with Spare Kaplan since 1989.

     Harding Loevner maintains its principal offices at 50 Division Street, Suite 401, Somerville, NJ 08876. As of June 30, 1995, Harding Loevner had $512 million in assets under management. All investment management decisions of Harding Loevner are made by an investment group and not by portfolio managers individually.

     Equity Market Portfolio, Bond Market Portfolio and Small Cap Portfolio

     U.S. Trust Pacific has entered into an Investment Subadvisory Agreement with United States Trust Company of New York ("U.S. Trust") with respect to the Equity Market Portfolio, Bond Market Portfolio and Small Cap Portfolio. U.S. Trust is a state-chartered bank and trust company created by Special Act of the New York Legislature in 1853. U.S. Trust provides trust and banking services to individuals, corporations and institutions, both nationally and internationally, including investment management, estate and trust administration, financial planning, corporate trust and agency, and personal and corporate banking. U.S. Trust is a member bank of the Federal Reserve System and the Federal Deposit Insurance Corporation and is one of the twelve members of the New York Clearing House Association. On June 30, 1995, U.S. Trust's Asset Management Group had approximately $41.2 billion in assets under management. U.S. Trust, which has its principal offices at 114 West 47th Street, New York, NY 10036, is a subsidiary of U.S. Trust Corporation, a registered bank holding company.

     Cyril M. Theccanat, Vice President of U.S. Trust, Structured Investment Management Department, is primarily responsible for the day-to-day management of the Bond Market Portfolio. Mr. Theccanat has been managing structured investment portfolios at U.S. Trust since January, 1990. Prior to this, Mr. Theccanat was a Vice President of Drexel Burnham & Lambert, responsible for interest rate and foreign exchange risk management.

     Peter Albanese, Financial Officer in the Structured Investments area of the Institutional Investment Management Division, is primarily responsible for the day-to-day management of the Equity Market Portfolio and Small Cap Portfolio. Mr. Albanese has bee with U.S. Trust since December 1994. Prior to joining U.S. Trust, he worked for Kidder, Peabody & co., Inc. from March 1991 to December 1994, as a Quantitative Analyst in Equity Research.

     Equity Portfolio, Income Portfolio and Total Return Bond Portfolio

     U.S. Trust is responsible for the management of the assets of the Equity Portfolio, Income Portfolio, and Total Return Bond Portfolio, pursuant to an Investment Advisory Agreement (the "Advisory Agreement") with the Portfolio Series on behalf of such Portfolios. With respect to these Portfolios, U.S. Trust makes decisions with respect to and places orders for all purchases and sales of portfolio securities, and maintains records relating to such purchases and sales.

     The following persons are primarily responsible for the day-to-day management of the Portfolios:

Equity Portfolio........  Ross Taylor III, Director of Institutional Investments
                          (Equity) and Senior Portfolio Manager, U.S. Trust (since 1987).

Income Portfolio........  Charles E. Rabus, Vice President and Senior Portfolio
                          Manager, U.S. Trust (since 1987).

Total Return Bond
Total Return Bond
Portfolio...............  Henry M. Milkowicz, Senior Vice President and Senior
                          Portfolio Manager, U.S. Trust (since 1986).

     For its services under the Advisory Agreement, U.S. Trust receives from the Equity Portfolio, Income Portfolio and Total Return Bond Portfolio, a fee accrued daily and paid monthly at an annual rate equal to 0.65% of each Portfolio's average daily net assets. U.S. trust has agreed to waive all investment advisory fees under the Advisory Agreement. While no such Portfolio pays investment advisory fees to U.S. Trust, each shareholder of the Portfolio's investor enters into an asset management services agreement with U.S. Trust Pacific and agrees to pay annual fees calculated as a specified percentage of average net assets.

     U.S. Trust also serves as investment adviser to the following registered investment companies: UST Equity Fund; UST Income and Growth Fund; UST Long-Term Supply of Energy Fund; UST Productivity Enhancers Fund; UST Environmentally-Related Products and Services Fund; UST Aging of America Fund; UST Communication and Entertainment Fund; UST Business and Industrial Restructuring Fund; UST Global Competitors Fund; UST Early Life Cycle Fund; UST Money Fund; UST Government Money Fund; UST Treasury Money Fund; UST Short-Term Tax-Exempt Fund; UST New York Intermediate-Term Tax-Exempt Fund; UST International Fund; UST Emerging Americas Fund; UST Pacific/Asia Fund; UST Pan European Fund; UST Short-Term Tax-Exempt Securities Fund; UST Intermediate-Term Tax-Exempt Fund; UST Long-Term Tax-Exempt Fund; UST Short-Term Government Securities Fund; UST Intermediate-Term Managed Income Fund; and UST Managed Income Fund.

     Investments in the Portfolios are not deposits or obligations of, or guaranteed or endorsed by, United States Trust Company of New York or any other bank.

                                Servicing Agent

     Signature Financial Services, Inc. ("SFSI"), located at 89 South Street, Boston, MA 02111, serves as servicing and fund accounting agent to the Portfolio Series pursuant to an agreement between SFSI and the Portfolio Series (the "Servicing Agent Agreement"). Pursuant to the Servicing Agent Agreement, SFSI supervises the affairs of the Portfolio Series, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the various service providers of the Portfolio Series; provides equipment and clerical personnel necessary for maintaining the organization of the Portfolio Series; prepares and distributes all materials in connection with meetings of Trustees and investors; prepares and files all documents required for compliance by the Portfolio Series with applicable laws and regulations; and arranges for the maintenance of fund accounting and record-keeping of the Portfolio Series.

     SFSI provides persons satisfactory to the Board of Trustees to serve as officers of the Portfolio Series. Such officers, as well as certain other employees and Trustees of the Portfolio Series, may be directors, officers or employees of SFSI or its affiliates. SFSI provides similar services to other mutual funds unrelated to the Portfolio Series.

     As compensation for providing these services (other than fund accounting services) and facilities to the Portfolio Series, SFSI receives a fee from the Portfolio Series accrued daily and paid monthly at an annual rate of up to 0.07% of the average daily net assets of the Portfolios. For its fund accounting services, SFSI receives a per annum fee from each Portfolio equal to $50,000. SFSI is a subsidiary of Signature Financial Group, Inc.

                          Custodian and Transfer Agent


     U.S. Trust serves as custodian of the Portfolios' assets. Communications to the custodian should be directed to United States Trust Company of New York, Mutual Funds Service Division, 770 Broadway, New York, NY 10003. Investors Bank & Trust Company, 79 Milk Street, Boston, MA 02205, has been retained to serve as domestic and foreign subcustodian of the Portfolios' assets. Chase Global Fund Services, 73 Tremont Street, Boston, MA, serves as the transfer agent for the Portfolios, providing transfer agency services. Chase Global Fund Services is a subsidiary of Chase Manhattan Bank.


                                    Expenses

     The expenses of the Portfolio Series include the compensation of its Trustees who are not affiliated with the investment managers or SFSI; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio Series; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolios.

     Expenses of the Portfolio Series also include all fees under the Portfolio Series' Servicing Agent Agreement; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio Series' custodian for all services to the Portfolios, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees, if any, payable to U.S. Trust Pacific under the Advisory Agreement.

     Bank Regulatory Matters. The Glass-Steagall Act and applicable banking laws and regulations generally prohibit certain financial institutions such as U.S. Trust from engaging in the business of underwriting securities of open-end investment companies such as the Portfolio Series. Based on advice of its counsel, it is the position of U.S. Trust and U.S. Trust Pacific that the investment advisory services performed by U.S. Trust Pacific or U.S. Trust under the Advisory Agreements with the Portfolio Series and the activities performed by U.S. Trust as subadviser and custodian for the Portfolios do not constitute underwriting activities and are consistent with the requirements of the Glass-Steagall Act. In addition, counsel has advised that this combination of individually permissible activities is consistent with the Glass-Steagall Act and other federal or state legal and regulatory precedent. There is presently no controlling precedent regarding the performance of a combination of investment advisory custodian activities by banks. State laws on this issue may differ from the interpretations of relevant federal law and banks and financial institutions may be required to register as dealers pursuant to state securities law. Future changes in either federal statutes or regulations relating to the permissible activities of banks, as well as future judicial or administrative decisions and interpretations of present and future statutes and regulations, could prevent a bank from continuing to perform all or part of its servicing or investment management activities.

     Certain Relationships and Activities. U.S. Trust, U.S. Trust Pacific and their affiliates may have deposit, loan and other commercial banking relationships with the issuers of securities which may be purchased on behalf of the Portfolios, including outstanding loans to such issuers which could be repaid in whole or in part with the proceeds of securities so purchased. U.S. Trust, U.S. Trust Pacific and their affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. U.S. Trust and U.S. Trust Pacific have informed the Portfolios that, in making investment decisions, they do not obtain or use material inside information in their possession or in the possession of any of their affiliates. In making investment recommendations for the Portfolios, U.S. Trust and U.S. Trust Pacific will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by a Portfolio is a customer of U.S. Trust or U.S. Trust Pacific, their parents or their subsidiaries or affiliates. When dealing with its customers, U.S. Trust, U.S. Trust Pacific, their parents, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by U.S. Trust, U.S. Trust Pacific or any such affiliate.

Item 6. Capital Stock and Other Securities.

     Each Portfolio is a series of the Portfolio Series, which is organized as a series trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Portfolio"). Currently, there are ten active and two inactive series of the Portfolio Series. The ten active series include: Equity Portfolio, Income Portfolio, Total Return Bond Portfolio, Equity Market Portfolio, Bond Market Portfolio, Small Cap Portfolio, Balanced Portfolio, Equity Growth Portfolio, Value Equity Income Portfolio and International Equity Portfolio. The two inactive series include: International Equity Portfolio and Socially Responsible Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in a Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of that Portfolio (and of no other series). However, the risk of an investor in a Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in a Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below.

     Each investor is entitled to a vote in proportion to the amount of its investment in a Portfolio. Investors in each Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which does not affect a particular series, only investors in the one or more affected Portfolios are entitled to vote. The Portfolios are not required and have no current intention of holding special meetings of investors, but the Portfolios will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of that Portfolio (and no other series) available for distribution to investors.

     Each Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of each Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of a Portfolio, less (ii) all actual and accrued expenses of that Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of a Portfolio. All the net income of each Portfolio is allocated pro rata among the investors in that Portfolio (and no other series).

     Under their anticipated method of operation, the Portfolios will not be subject to any income tax. However, each investor in each Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio Series) of that Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in that Portfolio.

     For more information on tax matters, see Item 20 in Part B. Investor inquiries regarding the Portfolio Series may be directed to St. James Portfolios, 6 St. James Avenue, Boston, Massachusetts 02116 (617-423-0800).

Item 7.  Purchase of Securities.

     Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.

     An investment in a Portfolio may be made without sales load at the net asset value next determined if an order is received "in good order" by the Portfolio Series.

     There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank).

     The Portfolio Series and U.S. Trust Pacific reserve the right to cease accepting investments in any Portfolio at any time or to reject any investment order.

     The net asset value of each Portfolio is determined each day during which the Adviser is open for business ("Portfolio Business Day"). This determination is made once each day as of 4:00 p.m. Eastern Time (the "Valuation Time"). For information on the valuation of the Portfolio's securities, see Item 19 in Part B.

     Each investor in each Portfolio may add to or reduce its investment in that Portfolio on each Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interests in each Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in a Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in a Portfolio as of the Valuation Time on the following Portfolio Business Day.

Item 8.  Redemption or Repurchase.

     An investor in each Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio Series by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio Series in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio Series, on behalf of each Portfolio, reserves the right to pay redemptions in kind. Unless requested by an investor, the Portfolio Series will not make redemptions in kind to the investor, except in situations where that investor may make redemptions in kind. See Item 19 in Part B.

Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 9.  Pending Legal Proceedings.

     Not applicable.

                                     PART B

Item 10. Cover Page.

     Not Applicable.

Item 11. Table of Contents.

General Information and History
Investment Objectives and Policies
Management of the Portfolio Series

Control Persons and Principal Holders of Securities Investment Advisory and Other Services Brokerage Allocation and Other Practices Capital Stock and Other Securities Purchase, Redemption and Pricing of Securities Tax Status Underwriters Calculations of Performance Data Financial Statements Appendix

Item 12. General Information and History.

     Not applicable.

Item 13.  Investment Objectives and Policies.

     Part A contains additional information about the investment objectives and policies and management techniques of the Portfolios. This Part B should only be read in conjunction with Part A of the registration statement.

     The approval of the investors in the Portfolios is not required to change any of the investment objectives, policies or management techniques of the Portfolios discussed herein or in Part A of this registration statement, unless otherwise indicated.

Other Investment Considerations - Equity Portfolio

     Equity Portfolio invests primarily in common stocks but may purchase both preferred stocks and securities convertible into common stock at the discretion of U.S. Trust. While current income is secondary to the objective of long-term capital appreciation, the Portfolio Series expects that the broad and diversified strategies utilized by U.S. Trust will result in somewhat more current income than would be generated if U.S. Trust utilized a single strategy more narrowly focused on rapid growth of principal and involving exposure to higher levels of risk.

     U.S. Trust's investment philosophy is to identify investment values available in the market at attractive prices. Investment value arises from the ability to generate earnings or from the ownership of assets or resources. Underlying earnings potential and asset values are frequently demonstrable but not recognized in the market prices of the securities representing their ownership. U.S. Trust employs the following three different but closely interrelated portfolio strategies to focus and organize its search for investment values.

     1. Problem/Opportunity Companies. Important investment opportunities often occur where companies develop solutions to large, complex, fundamental problems, such as declining industrial productivity; rising costs and declining sources of energy; the economic imbalances and value erosion caused by years of high inflation and interest rates; the soaring costs and competing priorities of providing health care; and the accelerating interdependence and "shrinking size" of the world.

     Solutions or parts of solutions to large problems may be generated by established companies or comparatively new companies of all sizes through the development of new products, technologies or services, or through new applications of older ones.

     Investment in such companies represents a very wide range of investment potential, current income return rates, and exposure to fundamental and market risks. Income generated by Equity Portfolio's investments in these companies would be expected to be moderate, characterized by lesser rates than those of a fund whose sole objective is current income, and somewhat higher rates than those of a higher-risk growth fund.

     2. Transaction Value Companies. In the opinion of U.S. Trust, the stock market frequently values the aggregate ownership of a company at a substantially lower figure than its component assets would be worth if they were sold off separately over time. Such assets may include intangible assets such as product and market franchises, operating know-how, or distribution systems, as well as such tangible properties as oil reserves, timber, real estate, or production facilities. Investment opportunities in these companies are determined by the magnitude of difference between economic worth and current market price.

     Market undervaluations are very often corrected by purchase and sale, restructuring of the company, or market recognition of a company's actual worth. The recognition process may well occur over time, however, incurring a form of time-exposure risk. Success from investing in these companies is often great, but may well be achieved only after a waiting period of inactivity.

     Income derived from investing in undervalued companies is expected to be moderately greater than that derived from investments in either the problem/opportunity or early life cycle companies.

     3. Early Life Cycle Companies. Investments in early life cycle companies tend to be narrowly focused on an objective of higher rates of capital appreciation. They correspondingly will involve a significantly greater degree of risk and the reduction of current income to a negligible level. Such investments will not be limited to new, small companies engaged only in frontier technology, but will seek opportunities for maximum appreciation through the full spectrum of business operations, products, services, and asset values. Consequently, Equity Portfolio's investments in early life cycle companies are primarily in younger, small-to-medium-sized companies in the early stages of their development. Such companies are usually more flexible in trying new approaches to problem-solving and in making new or different employment of assets. Because of the high risk level involved, the ratio of success among such companies is lower than the average, but for those companies which succeed, the magnitude of investment reward is potentially higher.

     Other Investment Considerations - International Equity Portfolio

     The Portfolio may purchase gold bars primarily of standard weight (approximately 400 troy ounces) at the best available prices in the New York bullion market. However, U.S. Trust will have discretion to purchase or sell gold bullion in other markets, including foreign markets, if better prices can be obtained. Gold bullion is valued by the Portfolio at the mean between the closing bid and asked prices in the New York bullion market as of the close of the New York Stock Exchange each business day. When there is no readily available market quotation for gold bullion, the bullion will be valued by such method as determined by the Portfolio Series' Board of Trustees to best reflect its fair value. For purpose of determining net asset value, gold will be valued in U.S. dollars.

Bank Obligations

     Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System. Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic banks, among other things, generally are required to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower, and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

     Obligations of foreign branches and subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as certificates of deposit ("CDs") and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

     Obligations of United States branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

     In addition, branches licensed by the Comptroller of the Currency and branches licensed by certain states may be required to: (1) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (2) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state.

U.S. Government and Agency Securities

     Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities include U.S. Treasury securities, which differ only in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, for example, Government National Mortgage Association pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury; others, such as those issued by the Federal National Mortgage Association, by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law.

Commercial Paper

     Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under an agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

     The Portfolios may purchase three types of commercial paper, as classified by exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"). The three types include open market, privately placed, and letter of credit commercial paper. Trading of such commercial paper is conducted primarily by institutional investors through investment dealers or directly through the issuers. Individual investor participation in the commercial paper market is very limited.

     Open Market. "Open market" commercial paper refers to the commercial paper of any industrial, commercial, or financial institution which is openly traded, including directly issued paper. "Open market" paper's 1933 Act exemption is under Section 3(a)(3) which limits the use of proceeds to current transactions, limits maturities to 270 days and requires that the paper contain no provision for automatic rollovers.

     Privately Placed. "Privately placed" commercial paper relies on the exemption from registration provided by Section 4(2), which exempts transactions by an issuer not involving any public offering. The commercial paper may only be offered to a limited number of accredited investors. "Privately placed" commercial paper has no maturity restriction and may be considered illiquid. See

"Illiquid Securities" below.

     Letter of Credit. "Letter of credit" commercial paper is exempt from registration under Section 3(a)(2) of the 1933 Act. It is backed by an irrevocable or unconditional commitment by a bank to provide funds for repayment of the notes. Unlike "open market" and "privately placed" commercial paper, "letter of credit" paper has no limitations on purchases.

Lending of Portfolio Securities

     The Portfolios have the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, a Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. A Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral; (iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.

Variable Rate and Floating Rate Securities

     The Portfolios may purchase floating and variable rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of 397 days, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding 397 days, in each case upon not more than 30 days' notice. Variable rate demand notes include master demand notes which are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are collateralized by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and a Portfolio may invest in obligations which are not so rated only if its investment managers determine that at the time of investment the obligations are of comparable quality to the other obligations in which the Portfolio may invest. The respective subadvisers of the Portfolios will consider on an ongoing basis the creditworthiness of the issuers of the floating and variable rate demand obligations held by the Portfolios. The Portfolios will not invest more than 15% of the value of their net assets in floating or variable rate demand obligations as to which they cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable. See "Investment Restrictions" below.

Participation Interests

     A Portfolio may purchase from financial institutions participation interests in securities in which such Portfolio may invest. A participation interest gives a Portfolio an undivided interest in the security in the proportion that the Portfolio's participation interest bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest, with remaining maturities of 13 months or less. If the participation interest is unrated, or has been given a rating below that which is permissible for purchase by the Portfolio, the participation interest will be backed by an irrevocable letter of credit or guarantee of a bank, or the payment obligation otherwise will be collateralized by U.S. Government securities, or, in the case of unrated participation interests, the investment managers of a Portfolio must have determined that the instrument is of comparable quality to those instruments in which the Portfolio may invest. For certain participation interests, a Portfolio will have the right to demand payment, on not more than seven days' notice, for all or any part of the Portfolio's participation interest in the security, plus accrued interest. As to these instruments, the Portfolio intends to exercise its right to demand payment only upon a default under the terms of the security, as needed to provide liquidity to meet redemptions, or to maintain or improve the quality of its investment portfolio. A Portfolio will not invest more than 15% of its net assets in participation interests that do not have this demand feature, and in other securities that are not readily marketable. Currently, no Portfolio intends to invest more than 5% of its net assets in participation interests during the current year. See "Investment Restrictions" below.

Illiquid Securities

     Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the 1933 Act, securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the 1933 Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them which, if possible at all, would result in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

     In recent years, however, a large institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale of such investments to the general public or to certain institutions may not be indicative of their liquidity.

     The Securities and Exchange Commission (the "SEC") has adopted Rule 144A, which allows a broader institutional trading market for securities otherwise subject to restriction on their resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers.

     A Portfolio's investment managers will monitor the liquidity of Rule 144A securities for that Portfolio under the supervision of the Portfolio's Board of Trustees. In reaching liquidity decisions, the investment managers will consider, among other things, the following factors: (1) the frequency of trades and quotes for the security, (2) the number of dealers and other potential purchasers wishing to purchase or sell the security, (3) dealer undertakings to make a market in the security and (4) the nature of the security and of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).

Unsecured Promissory Notes

     A Portfolio also may purchase unsecured promissory notes ("Notes") which are not readily marketable and have not been registered under the 1933 Act, provided such investments are consistent with the Portfolio's investment objective and policies. The Portfolio will invest no more than 15% of its net assets in such Notes and in other securities that are not readily marketable (which securities would include floating and variable rate demand obligations as to which the Portfolio cannot exercise the demand feature described above and as to which there is no secondary market). Currently, no Portfolio intends to invest any of its assets in unsecured promissory notes during the coming year.

See "Investment Restrictions" below.

Repurchase Agreements and Reverse Repurchase Agreements

     Repurchase agreements are agreements by which a person purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed-upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed-upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. Government or government agency issues. Under the Investment Company Act of 1940, as amended (the "1940 Act"), repurchase agreements may be considered to be loans by the buyer. A Portfolio's risk is limited to the ability of the seller to pay the agreed upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay although a Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by the Portfolios are fully collateralized, with such collateral being marked to market daily.

     The Portfolios may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time a Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities. Municipal Obligations - Income Portfolio and Total Return Bond Portfolio

     Income Portfolio and Total Return Bond Portfolio may, when deemed appropriate by U.S. Trust in light of the Portfolios' investment objective, invest in municipal obligations. Although yields on municipal obligations can generally be expected under normal market conditions to be lower than yields on corporate and U.S. Government obligations, from time to time municipal securities have outperformed, on a total return basis, comparable corporate and federal debt obligations as a result of prevailing economic, regulatory or other circumstances. Dividends paid by Income Portfolio and Total Return Bond Portfolio that are derived from interest on municipal securities would be taxable to the Portfolios' investors for federal income tax purposes.

     Municipal obligations include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to public institutions and facilities. Private activity bonds that are issued by or on behalf of public authorities to finance various privately operated facilities are included within the term "municipal obligations" only if the interest paid thereon is exempt from regular federal income tax and not treated as a specific tax preference item under the federal alternative minimum tax.

     The two principal classifications of municipal obligations are "general obligation" and "revenue" issues, but the Portfolios' securities holdings may include "moral obligation" issues, which are normally issued by special-purpose authorities. There are, of course, variations in the quality of municipal obligations, both within a particular classification and between classifications, and the yields on municipal obligations depend upon a variety of factors, including general market conditions, the financial condition of the issuer, conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of Moody's and S&P described in the Part A and Appendix A hereto represent the opinion of the respective rating agencies as to the quality of municipal obligations. It should be emphasized that these ratings are general and are not absolute standards of quality, and municipal obligations with the same maturity, interest rate, and rating may have different yields while municipal obligations of the same maturity and interest rate with different ratings may have the same yield.

     The payment of principal and interest on most municipal obligations purchased by the Portfolios will depend upon the ability of the issuers to meet their obligations. Each state, the District of Columbia, each of their political subdivisions, agencies, instrumentalities and authorities, and each multistate agency of which a state is a member, is a separate "issuer" as that term is used in this Part B and in Part A. The non-governmental user of facilities financed by private activity bonds is also considered to be an "issuer". An issuer's obligations are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal obligations may be materially adversely affected by litigation or other conditions.

     Private activity bonds are or have been issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds are also issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities. State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

     Among other instruments, the Portfolios may purchase short-term general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax-exempt commercial paper, construction loan notes and other forms of short-term loans. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues. In addition, the Portfolios may invest in long-term tax-exempt instruments, such as municipal bonds and private activity bonds, to the extent consistent with the maturity restrictions applicable to it.

     Opinions relating to the validity of municipal obligations and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuers at the time of issuance. Neither the Portfolio Series nor U.S. Trust will review the proceedings relating to the issuance of municipal obligations or the basis for such opinions.

Stand-By Commitments - Income Portfolio and Total Return Bond Portfolio

     Income Portfolio and Total Return Bond Portfolio may acquire "stand-by commitments" with respect to municipal obligations held by them. Under a stand-by commitment, a dealer or bank agrees to purchase from a Portfolio, at the Portfolio's option, specified municipal obligations at a specified price. The amount payable to a Portfolio upon its exercise of a stand-by commitment is normally (i) the Portfolio's acquisition cost of the municipal obligations (excluding any accrued interest which the Portfolio paid on their acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Portfolio owned the securities, plus (ii) all interest accrued on the securities since the last interest payment date during that period. Stand-by commitments are exercisable by a Portfolio at any time before the maturity of the underlying municipal obligations, and may be sold, transferred or assigned by the Portfolio only with the underlying instruments.

     Income Portfolio and Total Return Bond Portfolio expect that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, either Portfolio may pay for a stand-by commitment either separately in cash or by paying a higher price for securities which are acquired subject to the commitment (thus reducing the yield to maturity otherwise available for the same securities). Where a Portfolio has paid any consideration directly or indirectly for a stand-by commitment, its cost will be reflected as unrealized depreciation for the period during which the commitment was held by the Portfolio.

     Income Portfolio and Total Return Bond Portfolio intend to enter into stand-by commitments only with banks and broker/dealers which, in U.S. Trust's opinion, present minimal credit risks. In evaluating the creditworthiness of the issuer of a stand-by commitment, U.S. Trust will review periodically the issuer's assets, liabilities, contingent claims and other relevant financial information.

Foreign Securities

     If permitted pursuant to their investment objectives and policies, the Portfolios may invest their assets in securities of foreign issuers. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, brokerage or other taxation, limitation on the removal of funds or other assets of a Portfolio, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of particular countries or areas of the world may differ from the economy of the United States.

     It is anticipated that in most cases the best available market for foreign securities would be on exchanges or in over-the-counter markets located outside the United States. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable United States companies. Foreign security trading practices, including those involving securities settlement where a Portfolio's assets may be released prior to receipt of payment, may expose a Portfolio to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the United States and may be non-negotiable. In general, there is less overall governmental supervision and regulation of foreign securities exchanges, brokers and listed companies than in the United States.

     The Portfolios may invest in foreign securities that impose restrictions on transfer within the United States or to United States persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

Forward Foreign Currency Exchange Contracts

     Because the Portfolios, if consistent with their investment objectives and policies, may buy and sell securities denominated in currencies other than the U.S. dollar and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolios from time to time may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The Portfolios either enter into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or use forward contracts to purchase or sell foreign currencies.

     A forward foreign currency exchange contract is an obligation by a Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. A Portfolio maintains with its custodian a segregated account of high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

     The Portfolios may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated investment position. Since consideration of the prospect for currency parities will be incorporated into the investment managers' long-term investment decisions, the Portfolios will not routinely enter into foreign currency hedging transactions with respect to security transactions; however, the investment managers believe that it is important to have the flexibility to enter into foreign currency hedging transactions when they determine that the transactions would be in a Portfolio's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

     At or before the maturity of a forward foreign currency exchange contract, a Portfolio may sell a portfolio security and make delivery of the currency, or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Portfolio will obtain, on the same maturity date, the same amount of the currency which it is obligated to deliver. If the Portfolio retains the portfolio security and engages in an offsetting transaction, the Portfolio, at the time of execution of the offsetting transaction, will incur a gain or a loss to the extent that movement has occurred in forward contract prices. Should forward prices decline during the period between a Portfolio's entering into a forward contract for the sale of a currency, and the date it enters into an offsetting contract for the purchase of the currency, the Portfolio will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Portfolio will suffer a loss to the extent of the price of the currency it has agreed to sell is less than the price of the currency it has agreed to purchase in the offsetting contract.

     While these contracts are not presently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate forward contracts. In such event a Portfolio's ability to utilize forward contracts in the manner set forth in Part A may be restricted. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for a Portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts may not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on a Portfolio's foreign currency denominated portfolio securities and the use of such techniques will subject the Portfolio to certain risks.

     The matching of the increase in value of a forward contract and the decline in the U.S. dollar-equivalent value of the foreign currency-denominated asset that is the subject of the hedge generally will not be precise. In addition, a Portfolio may not always be able to enter into foreign currency forward contracts at attractive prices and this will limit a Portfolio's ability to use such contract to hedge or cross-hedge its assets. Also, with regard to a Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a Portfolio's cross-hedges and the movements in the exchange rates of the foreign currencies in which the Portfolio's assets that are the subject of such cross-hedges are denominated.

Guaranteed Investment Contracts

     The Portfolios may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the fund guaranteed interest. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expenses and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, the GIC is considered an illiquid investment and, together with other instruments in a Portfolio which are not readily marketable, will not exceed 15% of the Portfolio's net assets. The term of a GIC will be 13 months or less. In determining average weighted portfolio maturity, a GIC will be deemed to have a maturity equal to the longer of the period of time remaining until the next readjustment of the guaranteed interest rate or the period of time remaining until the principal amount can be recovered from the issuer through demand. Currently, each Portfolio intends to invest 5% or less of its respective net assets in GICs during the current year.

When-issued Securities

     If permitted pursuant to their investment objectives and policies, the Portfolios may purchase securities on a "when-issued" or on a "forward delivery" basis. It is expected that, under normal circumstances, the Portfolios would take delivery of such securities. Prior to committing to the purchase of a security on a when-issued or on a forward delivery basis, the Portfolios will establish procedures consistent with the relevant policies of the SEC. Those policies currently recommend that an amount of a Portfolio's assets equal to the amount of the purchase commitment be held aside or segregated to be used to pay for the commitment. Therefore, the Portfolios expect always to have cash, cash equivalents, or high quality debt securities sufficient to cover any purchase commitments or to limit any potential risk. Although the Portfolios do not intend to make such purchases for speculative purposes and intend to adhere to SEC policies, purchases of securities on a when issued or forward delivery basis may involve additional risks than other types of securities purchases. For example, a Portfolio may have to sell assets which have been set aside in order to meet redemptions. Also, if a Portfolio determines it is advisable as a matter of investment strategy to sell the when-issued or forward delivery securities, the Portfolio would be required to meet its obligations from its then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the when-issued or forward delivery securities themselves (which may have a value greater or less than the Portfolio's payment obligation).

     When a Portfolio engages in when-issued or forward delivery transactions, it relies on the other party to consummate the trade. Failure of such other party to do so may result in the Portfolio's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

     The market value of the securities underlying a when-issued purchase or a forward commitment to purchase securities and any subsequent fluctuations in their market value are taken into account when determining the market value of a Portfolio starting on the day the Portfolio agrees to purchase the securities. The Portfolio does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

Zero Coupon Obligations

     A Portfolio may acquire zero coupon obligations when consistent with its investment objective and policies. Such obligations have greater price volatility than coupon obligations and will not result in payment of interest until maturity. Since dividend income is accrued throughout the term of the zero coupon obligation but is not actually received until maturity, a Portfolio may have to sell other securities to pay said accrued dividends prior to maturity of the zero coupon obligation.

Futures Contracts and Options on Futures Contracts

     General. The successful use of such instruments by a Portfolio may depend in part upon its investment managers' skill and experience with respect to such instruments. Should interest or exchange rates move in an unexpected manner, the Portfolio may not achieve the anticipated benefits of futures contracts or options on futures contracts or may realize losses and thus will be in a worse position than if such strategies had not been used. In addition, the correlation between movements in the price of futures contracts or options on futures contracts and movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

     Futures Contracts. If permitted pursuant to their investment objectives and policies, the Portfolios may enter into contracts for the purchase or sale for future delivery of fixed-income securities or foreign currencies, or contracts based on financial indices including any index of U.S. Government securities, foreign government securities or corporate debt securities. U.S. futures contracts have been designed by exchanges which have been designated "contracts markets" by the CFTC, and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on a number of exchange markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. A Portfolio may enter into futures contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes, Government National Mortgage Association modified pass-through mortgage-backed securities and three-month U.S. Treasury Bills. A Portfolio may also enter into futures contracts which are based on bonds issued by entities other than the U.S. Government.

     Purchases or sales of stock index futures contracts are used to attempt to protect a Portfolio's current or intended stock investments from broad fluctuations in stock prices. For example, the Portfolio may sell stock index futures contracts in anticipation of or during a decline in the market value of the Portfolio's securities. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or part, by gains on the futures position. When a Portfolio is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or entirely, offset increases in the cost of securities that the Portfolio intends to purchase. As such purchases are made, the corresponding positions in stock index futures contracts will be closed out. In a substantial majority of these transactions, the Portfolio will purchase such securities upon termination of the futures position, but under unusual market conditions, a long futures position may be terminated without a related purchase of securities.

     At the same time a futures contract is purchased or sold, the Portfolio must allocate cash or securities as a deposit payment ("initial deposit"). It is expected that the initial deposit would be approximately 1/2% to 5% of a contract's face value. Daily thereafter, the futures contract is valued and the payment of "variation margin" may be required, since each day the Portfolio would provide or receive cash that reflects any decline or increase in the contract's value.

     At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was written.

     Although futures contracts by their terms call for the actual delivery or acquisition of securities, in most cases the contractual obligation is fulfilled before the date of the contract without having to make or take delivery of the securities. The offsetting of a contractual obligation is accomplished by buying (or selling, as the case may be) on a commodities exchange an identical futures contract calling for delivery in the same month. Such a transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the securities. Since all transactions in the futures market are made, offset or fulfilled through a clearinghouse associated with the exchange on which the contracts are traded, a Portfolio will incur brokerage fees when it purchases or sells futures contracts.

     The purpose of the acquisition or sale of a futures contract, in the case of a Portfolio which holds or intends to acquire fixed-income securities, is to attempt to protect the Portfolio from fluctuations in interest or foreign exchange rates without actually buying or selling fixed-income securities or foreign currencies. For example, if interest rates were expected to increase, a Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by the Portfolio. If interest rates did increase, the value of the debt security in a Portfolio would decline, but the value of the futures contracts to the Portfolio would increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling debt securities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows a Portfolio to maintain a defensive position without having to sell its portfolio securities.

     Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of debt securities at higher prices. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, a Portfolio could take advantage of the anticipated rise in the value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could then buy debt securities on the cash market. To the extent a Portfolio enters into futures contracts for this purpose, the assets in the segregated asset account maintained to cover the Portfolio's obligations with respect to such futures contracts will consist of cash, cash equivalents or high quality liquid debt securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts.

     The ordinary spreads between prices in the cash and futures market, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate trends by the investment managers may still not result in a successful transaction.

     In addition, futures contracts entail risks. Although the investment managers believe that use of such contracts will benefit the Portfolios, if the judgment of the investment managers about the general direction of interest rates is incorrect, a Portfolio's overall performance would be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates which would adversely affect the price of debt securities held by it and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its debt securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if a Portfolio has insufficient cash, it may have to sell debt securities to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. A Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

     Options on Futures Contracts. If permitted pursuant to their investment objectives and policies, the Portfolios may purchase and write options on futures contracts for hedging purposes. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying debt securities, it may or may not be less risky than ownership of the futures contract or underlying debt securities. As with the purchase of futures contracts, when a Portfolio is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.

     The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is below the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Portfolio's portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Portfolio intends to purchase. If a put or call option the Portfolio has written is exercised, the Portfolio will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Portfolio's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

     The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, a Portfolio may purchase a put option on a futures contract to hedge its portfolio against the risk of rising interest rates.

     The amount of risk a Portfolio assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

     The Board of Trustees of the Portfolio Series has adopted the requirement that futures contracts and options on futures contracts be used either (i) as a hedge without regard to any quantitative limitation, or (ii) for other purposes to the extent that immediately thereafter the aggregate amount of margin deposits on all (non-hedge) futures contracts of the Portfolio and premiums paid on outstanding (non-hedge) options on futures contracts owned by the Portfolio does not exceed 5% of the market value of the total assets of the Portfolio. In addition, the aggregate market value of the outstanding futures contracts purchased by the Portfolio may not exceed 50% of the market value of the total assets of the Portfolio. Neither of these restrictions will be changed by the Portfolio's Board of Trustees without considering the policies and concerns of the various applicable federal and state regulatory agencies.

     Options on Foreign Currencies. If permitted pursuant to their investment objectives and policies, the Portfolios may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, will be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Portfolio may purchase put options on the foreign currency. If the value of the currency does decline, a Portfolio will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

     Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Portfolio may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Portfolio deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Portfolio could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

     A Portfolio may write options on foreign currencies for the same types of hedging purposes. For example, where a Portfolio anticipates a decline in the dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the options will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

     Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

     The Portfolios may write covered call options on foreign currencies. A call option written on a foreign currency by a Portfolio is "covered" if the Portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currency held by it. A call option is also covered if the Portfolio has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash, U.S. Government securities and other high quality liquid debt securities in a segregated account with its custodian.

     The Portfolios may write call options on foreign currencies that are not covered for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is not covered, but is designed to provide a hedge against a decline in the U.S. dollar value of a security which the Portfolio owns or has the right to acquire and which is denominated in the currency underlying the option due to an adverse change in the exchange rate. In such circumstances, the Portfolio collateralizes the option by maintaining in a segregated account with its custodian, cash or U.S. Government securities or other high quality liquid debt securities in an amount not less than the value of the underlying foreign currency in U.S. dollars marked to market daily.

     Additional Risks of Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by a Portfolio in futures contracts, options on foreign currencies and forward contracts are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer and a trader of forward contracts could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.

     Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation ("OCC"), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a Portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

     The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

     As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. A Portfolio's ability to terminate over-the-counter options will be more limited than with exchange-traded options. It is also possible that broker-dealers participating in over-the-counter options transactions will not fulfill their obligations. Until such time as the staff of the SEC changes its position, each Portfolio will treat purchased over-the-counter options and assets used to cover written over-the-counter options as illiquid securities. With respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.

     In addition, futures contracts, options on futures contracts, forward contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in a Portfolio's ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

Options on Securities

     If permitted pursuant to their investment objectives and policies, the Portfolios may write (sell) covered call and put options to a limited extent on its portfolio securities ("covered options"). However, a Portfolio may forgo the benefits of appreciation on securities sold or may pay more than the market price on securities acquired pursuant to call and put options written by the Portfolio.

     When a Portfolio writes a covered call option, it gives the purchaser of the option the right to buy the underlying security at the price specified in the option (the "exercise price") by exercising the option at any time during the option period. If the option expires unexercised, the Portfolio will realize income in an amount equal to the premium received for writing the option. If the option is exercised, a decision over which a Portfolio has no control, the Portfolio must sell the underlying security to the option holder at the exercise price. By writing a covered call option, a Portfolio forgoes, in exchange for the premium less the commission ("net premium"), the opportunity to profit during the option period from an increase in the market value of the underlying security above the exercise price.

     When a Portfolio writes a covered put option, it gives the purchaser of the option the right to sell the underlying security to the Portfolio at the specified exercise price at any time during the option period. If the option expires unexercised, the Portfolio will realize income in the amount of the premium received for writing the option. If the put option is exercised, a decision over which a Portfolio has no control, the Portfolio must purchase the underlying security from the option holder at the exercise price. By writing a covered put option, a Portfolio, in exchange for the net premium received, accepts the risk of a decline in the market value of the underlying security below the exercise price. A Portfolio will only write put options involving securities for which a determination is made at the time the option is written that the Portfolio wishes to acquire the securities at the exercise price.

     A Portfolio may terminate its obligation as the writer of a call or put option by purchasing an option with the same exercise price and expiration date as the option previously written. This transaction is called a "closing purchase transaction." Where a Portfolio cannot effect a closing purchase transaction, it may be forced to incur brokerage commissions or dealer spreads in selling securities it receives or it may be forced to hold underlying securities until an option is exercised or expires.

     When a Portfolio writes an option, an amount equal to the net premium received by the Portfolio is included in the liability section of the Portfolio's Statement of Assets and Liabilities as a deferred credit. The amount of the deferred credit will be subsequently marked to market to reflect the current market value of the option written. The current market value of a traded option is the last sale price or, in the absence of a sale, the mean between the closing bid and asked price. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, the Portfolio will realize a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the option was sold), and the deferred credit related to such option will be eliminated. If a call option is exercised, the Portfolio will realize a gain or loss from the sale of the underlying security and the proceeds of the sale will be increased by the premium originally received. The writing of covered call options may be deemed to involve the pledge of the securities against which the option is being written. Securities against which call options are written will be segregated on the books of the custodian for the Portfolio.

     A Portfolio may purchase call and put options on any securities in which it may invest. A Portfolio would normally purchase a call option in anticipation of an increase in the market value of such securities. The purchase of a call option would entitle the Portfolio, in exchange for the premium paid, to purchase a security at a specified price during the option period. A Portfolio would ordinarily have a gain if the value of the securities increased above the exercise price sufficiently to cover the premium and would have a loss if the value of the securities remained at or below the exercise price during the option period.

     A Portfolio would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio ("protective puts") or securities of the type in which it is permitted to invest. The purchase of a put option would entitle a Portfolio, in exchange for the premium paid, to sell a security, which may or may not be held in the Portfolio's portfolio, at a specified price during the option period. The purchase of protective puts is designed merely to offset or hedge against a decline in the market value of the Portfolio's portfolio securities. Put options also may be purchased by a Portfolio for the purpose of affirmatively benefiting from a decline in the price of securities which the Portfolio does not own. A Portfolio would ordinarily recognize a gain if the value of the securities decreased below the exercise price sufficiently to cover the premium and would recognize a loss if the value of the securities remained at or above the exercise price. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.

     The Portfolios have adopted certain other non-fundamental policies concerning option transactions which are discussed below. A Portfolio's activities in options may also be restricted by the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), for its respective investor's qualification as a regulated investment company.

     The hours of trading for options on securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying securities markets that cannot be reflected in the option markets. It is impossible to predict the volume of trading that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

     The Portfolios may engage in over-the-counter options transactions with broker-dealers who make markets in these options. At present, approximately ten broker-dealers, including several of the largest primary dealers in U.S. Government securities, make these markets. The ability to terminate over-the-counter option positions is more limited than with exchange-traded option positions because the predominant market is the issuing broker rather than an exchange, and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. To reduce this risk, the Portfolios will purchase such options only from broker-dealers who are primary government securities dealers recognized by the Federal Reserve Bank of New York and who agree to (and are expected to be capable of) entering into closing transactions, although there can be no guarantee that any such option will be liquidated at a favorable price prior to expiration. The investment managers will monitor the creditworthiness of dealers with whom the Portfolios enter into such options transactions, under the general supervision of the Portfolio Series' Trustees.

Options on Securities Indices

     In addition to options on securities, and if permitted pursuant to their investment objectives and policies, the Portfolios may also purchase and write
(sell) call and put options on securities indices. Such options give the holder the right to receive a cash settlement during the term of the option based upon the difference between the exercise price and the value of the index. Such options will be used for the purposes described above under "Options on Securities."

     Options on securities indices entail risks in addition to the risks of options on securities. The absence of a liquid secondary market to close out options positions on securities indices is more likely to occur, although a Portfolio generally will only purchase or write such an option if its investment managers believe the option can be closed out.

     Use of options on securities indices also entails the risk that trading in such options may be interrupted if trading in certain securities included in the index is interrupted. A Portfolio will not purchase such options unless its investment managers believe the market is sufficiently developed such that the risk of trading in such options is no greater than the risk of trading in options on securities.

     Price movements in the Portfolios' securities may not correlate precisely with movements in the level of an index and, therefore, the use of options on indices cannot serve as a complete hedge. Because options on securities indices require settlement in cash, the investment managers may be forced to liquidate portfolio securities to meet a Portfolio's settlement obligations.

Short Sales "Against the Box"

     In a short sale, a Portfolio sells a borrowed security and has a corresponding obligation to the lender to return the identical security. A Portfolio may engage in short sales only if at the time of the short sale it owns or has the right to obtain, at no additional cost, an equal amount of the security being sold short. This investment technique is known as a short sale "against the box".

     In a short sale, the seller does not immediately deliver the securities sold and is said to have a short position in those securities until delivery occurs. If a Portfolio engages in a short sale, the collateral for the short position will be maintained by its custodian or qualified sub-custodian. While the short sale is open, a Portfolio maintains in a segregated account an amount of securities equal in kind and amount to the securities sold short or securities convertible into or exchangeable for such equivalent securities. These securities constitute the Portfolio's long position.

     The Portfolios will not engage in short sales against the box for investment purposes. A Portfolio may, however, make a short sale as a hedge, when it believes that the price of a security may decline, causing a decline in the value of a security (or a security convertible or exchangeable for such security), or when a Portfolio wants to sell the security at an attractive current price, but also wishes to defer recognition of gain or loss for federal income tax purposes or for purposes of satisfying certain tests applicable to regulated investment companies under the Code. In such case, any future losses in a Portfolio's long position should be reduced by a gain in the short position. Conversely, any gain in the long position should be reduced by a loss in the short position. The extent to which such gains or losses are reduced depends upon the amount of the security sold short relative to the amount a Portfolio owns. There are certain additional transaction costs associated with short sales against the box, but the Portfolios endeavor to offset these costs with the income from the investment of the cash proceeds of short sales.

     As a non-fundamental operating policy, not more than 40% of a Portfolio's total assets would be involved in short sales against the box.

Certain Other Obligations

     In order to allow for investments in new instruments that may be created in the future, upon the Portfolio Series supplementing this registration statement, a Portfolio or Portfolios may invest in obligations other than those listed previously, provided such investments are consistent with the Portfolio's investment objective, policies and restrictions.

Rating Services

     Ratings represent the opinions of rating services as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the investment managers also make their own evaluations of these securities, subject to review by the Board of Trustees of the Portfolio Series. After purchase by a Portfolio, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event would require a Portfolio to dispose of the obligation, but its subadviser will consider such an event in its determination of whether the Portfolio should continue to hold the obligation. A description of the ratings used herein and in Part A is set forth in the Appendix to this Part B.

     Except as stated otherwise, all investment policies and restrictions described herein are non-fundamental, and may be changed without prior shareholder approval.

                            Investment Restrictions

     The following investment restrictions are "fundamental policies" of each Portfolio and may not be changed with respect to a Portfolio without the approval of a "majority of the outstanding voting securities" of the Portfolio. "Majority of the outstanding voting securities" under the 1940 Act and as used in this Part B and Part A means, with respect to the Portfolio, the lesser of
(i) 67% or more of the total beneficial interests of the Portfolio present at a meeting, if the holders of more than 50% of the total beneficial interests of the Portfolio are present or represented by proxy, or (ii) more than 50% of the total beneficial interests of the Portfolio.

     With respect to each fundamental investment restriction and each non-fundamental investment policy listed below, if a percentage or a rating restriction on investment or utilization of assets is adhered to at the time an investment is made or assets are so utilized, a later change in such percentage resulting from changes in a Portfolio's total assets or the value of a Portfolio's securities, or a later change in the rating of a portfolio security, will not be considered a violation of the relevant restriction or policy.

     As a matter of fundamental policy, each Portfolio may not:

     (1) borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio's assets (including such borrowing) less liabilities (not including such borrowing), it may borrow money, enter into reverse repurchase agreements, and purchase when-issued securities, and except that it may pledge, mortgage or hypothecate its assets to secure such borrowings, reverse repurchase agreements, or when-issued securities, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction, and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute. The Portfolio will not purchase securities while borrowings exceed 5% of the Portfolio's total assets.

     (2) underwrite securities issued by other persons except insofar as the Portfolio Series or the Portfolio may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

     (3) make loans to other persons except (a) through the lending of the Portfolio's portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), (b) through the use of repurchase agreements or the purchase of short-term obligations, or (c) by purchasing debt securities of types distributed publicly or privately;

     (4) purchase or sell real estate (including limited partnership interests in partnerships substantially all of whose assets consist of real estate but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (the Portfolio Series may hold and sell, for the Portfolio's portfolio, real estate acquired as a result of the Portfolio's ownership of securities);

     (5) invest 25% or more of its assets in any one industry (excluding U.S. Government securities), unless the stocks in a single industry were to comprise 25% or more of the S&P 500 Index (in the case of the Equity Market Portfolio) or the Lehman Brothers Aggregate Bond Index (in the case of the Bond Market Portfolio), in which case the Portfolio will invest 25% or more of its assets in that industry; or

     (6) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

     State and Federal Restrictions. In order to comply with certain state and federal statutes and policies each Portfolio will not as a matter of operating policy:

     (i) purchase any security or evidence of interest therein on margin, except that such short-term credit as may be necessary for the clearance of purchases and sales of securities may be obtained and except that deposits of initial deposit and variation margin may be made in connection with the purchase, ownership, holding or sale of futures;

     (ii) invest for the purpose of exercising control or management;

     (iii) purchase securities issued by any other investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that securities of any investment company will not be purchased for the Portfolio if such purchase at the time thereof would cause (a) more than 10% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in the securities of such issuers; (b) more that 5% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in any one investment company; or (c) more than 3% of the outstanding voting securities of any such issuer to be held for the Portfolio;

     (iv) purchase securities of any issuer if such purchase at the time thereof would cause the Portfolio to hold more than 10% of any class of securities of such issuer, for which purposes all indebtedness of an issuer shall be deemed a single class and all preferred stock of an issuer shall be deemed a single class, except that futures or option contracts shall not be subject to this restriction;

     (v) purchase or retain in the Portfolio's portfolio any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Portfolio, or is an officer or partner of the investment adviser or subadviser of the Portfolio, if after the purchase of the securities of such issuer for the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both, all taken at market value;

     (vi) invest more than 5% of the Portfolio's net assets in warrants (valued at the lower of cost or market), but not more than 2% of the Portfolio's net assets may be invested in warrants not listed on the New York Stock Exchange or the American Stock Exchange;

     (vii) make short sales of securities or maintain a short position (excluding short sales if the Portfolio owns an equal amount of such securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of equivalent kind and amount) if such short sales represent more than 25% of the Portfolio's net assets (taken at market value); provided, however, that the value of the Portfolio's short sales of securities (excluding U.S. Government securities) of any one issuer may not be greater than 2% of the value (taken at market value) of the Portfolio's net assets or more than 2% of the securities of any class of any issuer;

     (viii) enter into repurchase agreements providing for settlement in more than seven days after notice, or purchase securities which are not readily marketable, if, in the aggregate, more than 15% of its net assets would be so invested; or

     (ix) purchase puts, calls, straddles, spreads or any combination thereof, if by reason of such purchase the value of its aggregate investment in such securities would exceed 5% of the Portfolio's total assets.

     Policies (i) through (ix) may be changed by the Board of Trustees of the Portfolio Series.

Item 14.  Management of the Portfolio Series.

     The Trustees and officers of the Portfolio Series and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees who are "interested persons" (as defined in the 1940 Act) of the Portfolio Series. Unless otherwise indicated, the address of each Trustee and officer of the Portfolio Series is 6 St. James Avenue, Boston, Massachusetts 02116.

                        Trustees of the Portfolio Series

     STEPHEN D. BARRETT -- Trustee; Director, President and Chief Operating Officer, H.C. Wainwright & Co., Inc. (broker-dealer) (since 1990); Director, Alex Brown & Sons, Inc. (from 1976 to 1989). His address is 33 Marlborough Street, Boston, Massachusetts 02116.

     WILLIAM B. BLUNDIN* -- Trustee and Co-Chairman of the Board of Trustees; Vice Chairman, Concord Holding Corporation (since 1987).

     DAVID H. CARTER -- Trustee, 1784 Funds (since 1993); Managing Director, Bearbull (UK) Ltd. (investment advisor) (from 1988 to 1993). His address is Vasterne Manor, Wootton Bassett, Wiltshire, England SN4 7PB.

     RAYMOND L. COLOTTI -- Trustee; Retired; Executive Vice President, The Equitable Companies (financial services) (1990-1993); Executive Vice President, Equitable Investment Corporation (1985-1990). His address is 13 Summit Road, Verone, New Jersey 07044.

     PHILIP W. COOLIDGE* -- Trustee and Co-Chairman of the Board of Trustees; Chairman, Chief Executive Officer and President, Signature Financial Group, Inc. ("SFG") (since December 1988); Chairman, Chief Executive Officer and President, SFSI (since May 1993).

     Each Trustee is paid an annual fee as follows for serving as Trustee of the Portfolio Series, and is reimbursed for expenses incurred in connection with service as a Trustee. The compensation paid to the Trustees for the fiscal year ended May 31, 1995 is set forth below. The Trustees may hold various other directorships unrelated to the Portfolio Series.

                                                                   TOTAL
                                                                   COMPENSATION
                                                                   FROM THE
                                          PENSION OR               PORTFOLIO
                                          RETIREMENT               SERIES AND
                                          BENEFITS     ESTIMATED   FUND COMPLEX
                            AGGREGATE     ACCRUED      ANNUAL      PAID TO
                            COMPENSATION  AS PART      BENEFITS    TRUSTEES FOR
                            FROM          OF FUND      UPON        FY ENDED
NAME                        TRUST         EXPENSES     RETIREMENT  5/31/95

Stephen D. Barrett,         $8,000        None          None       $8,000
Trustee

David H. Carter, Trustee    $8,000        None          None       $8,000

Raymond L. Colotti,         $8,000        None          None       $8,000
Trustee

Philip W. Coolidge,         None          None          None       None
Trustee*

                        Officers of the Portfolio Series

     JOHN R. ELDER -- Treasurer; Vice President , SFG (since April 1995); Treasurer, Phoenix Family of Mutual Funds (Phoenix Home Life Mutual Insurance Company) (from 1983 to March 1995).

     LINDA T. GIBSON -- Assistant Secretary; Legal Counsel, SFG (since June
1991); Assistant Secretary, SFSI (since May 1993); law student, Boston University School of Law (from September, 1989 to May 1992).

     THOMAS M. LENZ -- Secretary; Vice President and Associate General Counsel, SFG (since November 1989); Assistant Secretary, SFSI (since May 1993).

     MOLLY S. MUGLER -- Assistant Secretary; Legal Counsel, SFG (since December
1988); Assistant Secretary, SFSI (since May 1993).

     BARBARA M. O'DETTE -- Assistant Treasurer; Assistant Treasurer, SFG (since December 1988) and SFSI (since May 1993).

     ANDRES E. SALDANA -- Assistant Secretary; Legal Counsel, SFG (since November 1992); Assistant Secretary, SFSI (since May 1993); Attorney, Ropes & Gray (law firm) (September 1990 to November 1992); law student, Yale Law School (September 1987 to May 1990).

                                                       * * *

     Mss. Gibson, Mugler and O'Dette and Messrs. Coolidge, Elder, Lenz and Saldana may also hold similar positions for other investment companies for which SFSI or an affiliate serves as the principal underwriter.

     The Declaration of Trust of the Portfolio Series provides that it will indemnify its trustees and officers as described below under Item 18.

Item 15. Control Persons and Principal Holders of Securities.

     As of September 15, 1995, the following series of Excelsior Institutional Trust, a Delaware business trust, owned 99.9% of the outstanding beneficial interests of each Portfolio listed below:

Series of Excelsior Institutional Trust                  Corresponding Portfolio

Excelsior Institutional Equity Index Fund                Equity Market Portfolio

Excelsior Institutional Bond Index Fund                    Bond Market Portfolio

Excelsior Institutional Small
   Capitalization Fund                                       Small Cap Portfolio

Excelsior Institutional Balanced Fund                         Balanced Portfolio

Excelsior Institutional Equity Growth Fund               Equity Growth Portfolio

Excelsior Institutional Value Equity
   Income Fund                                     Value Equity Income Portfolio

Excelsior Institutional Equity Fund                             Equity Portfolio

Excelsior Institutional Income Fund                             Income Portfolio

Excelsior Institutional Total Return Bond Fund       Total Return Bond Portfolio

Excelsior Institutional International             International Equity Portfolio
     Equity Fund

     As of the same date, UST Distributors, Inc. owned the only other beneficial interest outstanding for each of the Portfolios, representing 0.1% of the aggregate outstanding beneficial interests of each Portfolio. Because Excelsior Institutional Trust controls each Portfolio, it may take actions without the approval of any other investor in the Portfolios. As of the same date, the officers and Trustees of the Portfolio Series owned beneficially and in the aggregate 0% of the outstanding interests of the Portfolios.

     Excelsior Institutional Trust has informed the Portfolio Series that whenever one of its series is requested to vote on matters pertaining to the fundamental policies of a Portfolio, Excelsior Institutional Trust will hold a meeting of shareholders of that series and will cast its vote as instructed by those shareholders. It is anticipated that other investors in the Portfolio Series will follow the same or a similar practice.

Item 16.  Investment Advisory and Other Services.

                          Investment Advisory Services

     U.S. Trust Pacific is responsible for the management of the assets of the Bond Market, Equity Market, Small Cap, Balanced, Equity Growth, Value Equity Income and International Equity Portfolios pursuant to an Investment Advisory Agreement with the Portfolio Series on behalf of said Portfolios, subject to the general supervision and guidance of the Board of Trustees of the Portfolio Series. U.S. Trust is responsible for the management of the assets of the Equity, Income and Total Return Bond Portfolios pursuant to an Investment Advisory Agreement with the Portfolio Series on behalf of said Portfolios, subject to the general supervision and guidance of the Board of Trustees of the Portfolio Series.

     Each Advisory Agreement will continue in effect with respect to each Portfolio as long as such continuance is specifically approved at least annually by the Portfolio Series Board of Trustees or by a majority vote of the investors in the applicable Portfolio (with the vote of each being in proportion to the respective values of their investments), and, in either case, by a majority of the Portfolio Series' Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement. Each Advisory Agreement was approved by the Portfolio Series' Board of Trustees on June 30, 1994 or (in the case of the Equity, Income, Total Return Bond and International Equity Portfolios) on September 13, 1994. Each investment adviser has agreed to waive all investment advisory fees. While no such Portfolio pays investment advisory fees to U.S. Trust, each shareholder of the Portfolio's investor enters into an asset management services agreement with U.S. Trust Pacific and agrees to pay annual fees calculated as a specified percentage of average net assets.

     Each Advisory Agreement provides that the investment adviser may render services to others, and each Agreement is terminable with respect to one or more Portfolios by the Portfolio Series without penalty on not more than 60 days' nor less than 30 days' written notice when authorized either by majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of its investment) or by a vote of a majority of the Portfolio Series' Board of Trustees, or by the respective investment adviser on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. Each Advisory Agreement provides that neither the investment adviser nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment, or for any act or omission in the execution of security transactions for a Portfolio, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its or their obligations and duties under the Advisory Agreement.

     Part A contains a description of the fees payable to the investment advisers under the Advisory Agreements. Each investment adviser, if required by applicable state law, shall reimburse a the Portfolio's investors or waive all or part of its fees up to, but not exceeding, its investment advisory fees from the Portfolio. Such reimbursement, if required, will be equal to the combined aggregate annual expenses of and investor and its corresponding Portfolio which exceed that expense limitation with the lowest threshold prescribed by any state in which those investors are qualified for offer or sale. Management of each of the Portfolio Series has been advised that the lowest such threshold currently in effect is 2 1/2% of net assets up to $30,000,000, 2% of the next $70,000,000 of net assets and 1 1/2% of net assets in excess of that amount.

     With respect to the Bond Market, Equity Market, Small Cap, Balanced, Equity Growth, Value Equity Income and International Equity Portfolios, U.S. Trust Pacific has entered into an Investment Subadvisory Agreement (each a "Subadvisory Agreement") with the subadviser listed below opposite the name of the Portfolio. For their services under the Subadvisory Agreements, the subadvisers receive from U.S. Trust Pacific, fees at a maximum annual rate equal to the percentages specified in the table below of the corresponding Portfolio's average daily net assets.

                                  Portfolio                  Compensation Rate
Portfolio Name                    Subadviser                 for Subadviser (%)

Equity Market Portfolio           U.S. Trust                 0.25%
Bond Market Portfolio             U.S. Trust                 0.25%
Small Cap Portfolio               U.S. Trust                 0.65%
Balanced Portfolio                Becker                     0.425%
Equity Growth Portfolio           Luther King                0.40%
Value Equity Income Portfolio     Spare Kaplan               0.40%
International Equity Portfolio    Harding Loevner            0.45%

     It is the responsibility of the subadvisers to make the day-to-day investment decisions for their corresponding Portfolio or Portfolios, and to place the purchase and sales orders for securities transactions of such Portfolios, subject in all cases to the general supervision of U.S. Trust Pacific. Each subadviser furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.

                                Servicing Agent

         Signature Financial Services, Inc. ("SFSI") serves as servicing agent and fund accounting agent to the Portfolio Series pursuant to an agreement between SFSI and the Portfolio Series (the "Servicing Agent Agreement"). For its services under the Servicing Agent Agreement with the Portfolio Series, SFSI receives a servicing agent fee which is computed daily and may be paid monthly at the following annual rates of the average daily net assets of the Portfolios:
0.05% of the first $2 billion in assets; 0.08% of the next $500 million; 0.07% of the next $500 million; 0.06% of the next $1 billion; and 0.05% thereafter. Part A contains a description of the fund accounting fees payable to SFSI under the Servicing Agent Agreement. SFSI is a wholly-owned subsidiary of Signature Financial Group, Inc.

     Pursuant to the Servicing Agent Agreement, SFSI may render fund accounting and other services to others. The Agreement terminates automatically if assigned and may be terminated without penalty by vote of a majority of the beneficial interest in the Portfolio Series, or by either party on not more than 60 days' nor less than 30 days' written notice. The Servicing and Fund Accounting Agreement also provides that neither SFSI nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Portfolio Series, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties, or by reason of reckless disregard of its or their obligations and duties under said agreement.

     For the period ended May 31, 1995, servicing agent fees for each Portfolio amounted to the following: Equity Portfolio: $20,368; Income Portfolio: $23,776; Total Return Bond Portfolio: $21,403; Equity Market Portfolio: $54,614; Bond Market Portfolio: $54,279; Small Cap Portfolio: $50,206; Balanced Portfolio:
$72,155; Equity Growth Portfolio: $66,174; Value Equity Income Portfolio:
$52,265; International Equity Portfolio: $18,964.

                          Transfer Agent and Custodian

     U.S. Trust serves as custodian of the Portfolios' assets pursuant to separate a Custody Agreement between U.S. Trust and the Portfolio Series.

     Under such agreement and acting as the Portfolios' custodian, U.S. Trust has agreed to (i) maintain a separate account or accounts for each of the Portfolios; (ii) make receipts and disbursements of money on behalf of the Portfolios; (iii) collect and receive income and other payments and distributions on account of the Portfolios' securities; (iv) respond to correspondence from securities brokers and others relating to its duties; (v) maintain certain financial accounts and records; and (vi) make periodic reports to the Portfolio Series concerning the Portfolios' operations. For the services provided by U.S. Trust under the Custody Agreement, the Portfolio Series has agreed to pay U.S. Trust a fee as agreed upon from time to time.

     U.S. Trust may, at its own expense, open and maintain custody accounts with respect to the Portfolios with other banks or trust companies, provided that U.S. Trust shall remain liable under the Custody Agreement for the performance of all of its duties under such agreement, notwithstanding any such delegation. Pursuant to its delegation authority under the Custody Agreement, U.S. Trust has entered into sub-custody arrangements with Investors Bank & Trust Company ("IBT") with respect to the Portfolio Series. For the services provided thereunder by IBT, U.S. Trust has agreed to pay IBT a fee as agreed upon from time to time. IBT receives no fee directly from the Portfolio Series for any of its sub-custody services.

     Chase Global Fund Services serves as transfer agent for the Portfolios pursuant to a Transfer Agency Agreement. Under this agreement, Chase Global Fund Services will perform the following functions, among others: (i) issue and redeem beneficial interests in the Portfolios; (ii) respond to correspondence by investors and others relating to its duties; (iii) maintain investor accounts; and (iv) make periodic reports to the Portfolio Series concerning the Portfolios' operations. For its transfer agency and dividend disbursement services, Chase Global Fund Services is entitled to receive from the Portfolio Series such compensation as may be agreed upon from time to time between the Portfolio Series and Chase Global Fund Services. In addition, Chase Global Fund Services is entitled to be reimbursed for its out-of-pocket expenses for the cost of forms, postage, processing purchase and redemption orders, handling of proxies, and other similar expenses in connection with the above services.

     Chase Global Fund Services may delegate its transfer agency obligations to another transfer agent registered or qualified under applicable law, provided that Chase Global Fund Services shall remain liable for the performance of all of its transfer agency duties under the Transfer Agency Agreement, notwithstanding any delegation.

                                 Servicing Plan

     The Portfolio Series has adopted a Servicing Plan (the "Plan") which provides that the Portfolio Series may obtain the services of a servicing and fund accounting agent, a transfer agent and a custodian, and may enter into agreements providing for the payment of fees for such services. The Plan will continue in effect indefinitely if such continuance is specifically approved at least annually by a vote of both a majority of the Portfolio Series' Trustees and a majority of the Trustees who are not "interested persons" of the Portfolio Series and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to such Plan (the "Qualified Trustees"). The Plan requires that the Portfolio Series shall provide to its Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended (and the purposes therefor) under the Plan. The Plan may be terminated at any time (i) by a vote of a majority of the Qualified Trustees or (ii) by a majority vote of the holders of beneficial interests in the Portfolio Series. The Plan may not be amended to increase materially the amount of permitted expenses thereunder without the approval of a majority of the holders of beneficial interests in the Portfolio Series and may not be materially amended in any case without a vote of the majority of both the Trustees and the Qualified Trustees of the Portfolio Series.

     Placement Agent. The placement agent for the Portfolio Series is UST Distributors, Inc. UST Distributors, Inc. is unaffiliated with U.S. Trust or any of its affiliates.

                            Independent Accountants

     Price Waterhouse LLP are the independent accountants for St. James Portfolios. The U.S. Firm of Price Waterhouse has registered as a Registered Limited Liability Partnership under the laws of the State of Delaware and from August 1, 1994, will continue its practice under the name Price Waterhouse LLP. Price Waterhouse LLP provides audit services and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission. The principle business address of Price Waterhouse LLP is 160 Federal Street, Boston, Massachusetts 02110.

Item 17.  Brokerage Allocation and Other Practices.

     Except as may be required to ensure satisfaction of certain tests applicable to regulated investment companies under the Code, portfolio changes are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Each Portfolio may engage in short-term trading to achieve its investment objective(s). Portfolio turnover may vary greatly from year to year as well as within a particular year. It is expected that the Income Portfolio's and Total Return Bond Portfolio's turnover rates may remain higher than those of many other investment companies with similar investment objectives and policies; however, since brokerage commissions are not normally paid on instruments purchased by these Portfolios, portfolio turnover is not expected to have a material effect on the net asset value of either Portfolio. Each Portfolio's portfolio turnover rate may also be affected by cash requirements for redemptions of shares and by regulatory provisions which enable a Portfolio to receive certain favorable tax treatment. Portfolio turnover will not be a limiting factor in making portfolio decisions. Portfolio trading is engaged in for a Portfolio if its investment managers believe that a transaction net of costs (including custodian charges) will help achieve the Portfolio's investment objective.

     A Portfolio's purchase and sales of securities may be principal transactions, that is, securities may be purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases and, therefore, the Portfolios do not anticipate paying brokerage commissions in such transactions. Purchases and sales of the Bond Market Portfolio's, Income Portfolio's and Total Return Bond Portfolio's portfolio securities will usually be principal transactions without brokerage commissions. Any transactions for which a Portfolio pays a brokerage commission will be effected at the best price and execution available. Purchases from underwriters of securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and the asked price.

     Allocations of transactions, including their frequency, to various dealers is determined by the investment managers in their best judgement and in a manner deemed to be in the best interest of the investors in the applicable Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

     The Advisory and Subadvisory Agreements provide that, in executing portfolio transactions and selecting brokers or dealers, the investment managers will seek to obtain the best net price and the most favorable execution. The investment managers shall consider factors they deem relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis.

     In addition, the Advisory and Subadvisory Agreements authorize the investment managers, to the extent permitted by law and subject to the review of the Portfolio Series' Board of Trustees, to cause the Portfolios to pay a broker which furnishes brokerage and research services a higher commission than that which might be charged by another broker for effecting the same transaction, provided that the investment managers determine in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the overall responsibilities of the investment managers to the accounts as to which it exercises investment discretion.

     Such brokerage and research services might consist of reports and statistics on specific companies or industries, general summaries of groups of stocks and their comparative earnings, or broad overviews of the stock market and the economy. Such services might also include reports on global, regional, and country-by-country prospects for economic growth, anticipated levels of inflation, prevailing and expected interest rates, and the outlook for currency relationships.

     Supplementary research information so received is in addition to and not in lieu of services required to be performed by the investment managers and does not reduce the investment advisory fees, if any, payable by the Portfolios. Such information may be useful to the investment managers in serving the Portfolios and other clients and, conversely, supplemental information obtained by the placement of business of other clients may be useful to the investment managers in carrying out their obligations to the Portfolios.

     Investment decisions for a Portfolio will be made independently from those for any other account or investment company that is or may in the future become managed by its investment managers or any of their affiliates. If, however, a Portfolio and other investment companies or accounts managed by the same investment manager are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies managed by the same investment manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales. Furthermore, in certain circumstances affiliates of the investment managers whose investment portfolios are managed internally, rather than by the investment managers, might seek to purchase or sell the same type of investments at the same time as a Portfolio. Such an event might also adversely affect that Portfolio.

     The following Portfolios paid the following approximate brokerage commissions for their respective fiscal periods from commencement of operations1 through May 31, 1995: Equity Portfolio: $27,636; Equity Market Portfolio:
$32,193; Small Cap Portfolio: $16,200; Balanced Portfolio: $43,886; Equity Growth Portfolio: $163,537; Value Equity Income Portfolio: $25,962; International Equity Portfolio: $33,014; Bond Market, Income and Total Return Bond Portfolios: $0.

Portfolio Turnover

     Set forth below are the portfolio turnover rates for the Portfolios for the indicated periods. A rate of 100% indicates that the equivalent of all of a Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in the realization of substantial net capital gains or losses. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. Portfolio turnover rates from commencement of operations2 through May 31, 1995 were as follows: Equity Portfolio, 34%; Income Portfolio, 34%; Total Return Bond Portfolio, 84%; Equity Market Portfolio, 98%; Bond Market Portfolio, 67%; Small Cap Portfolio, 47%; Balanced Portfolio, 57%; Equity Growth Portfolio, 122%; Value Equity Income Portfolio, 28%; International Equity Portfolio, 8%.

Item 18.  Capital Stock and Other Securities.

     Each Portfolio is a series of St. James Portfolios, which is organized as a series trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"). Currently, there are ten active and two inactive series of the Portfolio Series. The ten active Series include: Equity Market Portfolio, Bond Market Portfolio, Small Cap Portfolio, Balanced Portfolio, Equity Growth, Value Equity Income Portfolio, Income Portfolio, Total Return Bond Portfolio, Equity Portfolio, and Income and Growth Portfolio. The two inactive Series include: International Equity Portfolio and Socially Responsible Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Series in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Series shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Series, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Series itself was unable to meet its obligations.

     Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Series reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Series is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Series for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

     Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Series is not required and has no current intention of holding annual meetings of investors, but the Portfolio Series will hold special meetings of investors when in the judgment of the Portfolio Series' Trustees it is necessary or desirable to submit matters for an investor vote. The Portfolio Series' Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust of the Portfolio Series, or as required by law or by the Portfolio Series' registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

     The Portfolio Series or any Series may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of (i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests, or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Series or any Series may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Series will be dissolved upon the dissolution of the last remaining Series.

     The Portfolio Series' Declaration of Trust provides that obligations of the Portfolio Series are not binding upon the Trustees individually but only upon the property of the Portfolio Series and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     The Portfolio Series' Declaration of Trust further provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio Series, unless, as to liability to the Portfolio Series or its investors, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio Series. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 19. Purchase, Redemption and Pricing of Securities.

     Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 in Part A of this Registration Statement.

     Each investor in each Portfolio may add to or reduce its investment in that Portfolio on each Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interest in each Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in a Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in a Portfolio as of the Valuation Time on the following Portfolio Business Day.

     Assets in the Portfolios which are traded on a recognized domestic stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on a national securities market. Securities traded only on over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Securities for which there were no transactions are valued at the average of the most recent bid and asked prices. Restricted securities, securities for which market quotations are not readily available, and other assets are valued at fair value, pursuant to guidelines adopted by the Portfolio Series' Board of Trustees. Absent unusual circumstances, debt securities maturing in 60 days or less are valued at amortized cost.

     Portfolio securities which are primarily traded on foreign securities exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, except that when an event subsequent to the time when value was so established is likely to have changed such value, then the fair value of those securities will be determined after consideration of such events and other material factors, all under the direction and guidance of the Board of Trustees of the Portfolio Series. A security which is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security. Investments in domestic and foreign debt securities having a maturity of 60 days or less are valued based upon the amortized cost method. All other foreign securities are valued at the last current bid quotation if market quotations are available, or at fair value as determined in accordance with policies established by the Board of Trustees. For valuation purposes, quotations of foreign securities in foreign currency are converted to U.S. dollars equivalent at the prevailing market rate on the day of conversion. The servicing agent has undertaken to price the securities held by the Portfolios, and may use one or more independent pricing services in connection with this service. The methods used by the pricing services and the valuations so established will be reviewed by each Portfolio's investment managers and servicing agent under the general supervision of the Board of Trustees of the Series Portfolio.

     Interest rate futures contracts held by a Portfolio are valued on the basis of closing market quotations, which are normally available daily. When market quotations are not readily available, the fair value of these contracts will be determined in good faith utilizing procedures approved by the Board of Trustees of the Portfolio Series.

     A determination of value used in calculating net asset value must be a fair value determination made in good faith utilizing procedures approved by the Portfolio Series's Board of Trustees. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which a Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (i) the fundamental analytical data relating to the investment; (ii) the nature and duration of restrictions on disposition of the securities; and (iii) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the securities, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

     Each Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolios or the investor's portfolio, as the case may be. A Portfolio will not make a distribution in kind except in circumstances in which the owner of a beneficial interest in that Portfolio is permitted to redeem in kind or unless requested by such investor.

Item 20.  Tax Status.

     The Portfolio Series is organized as a New York trust. The Portfolios are not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio Series) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.

     Under interpretations of the Internal Revenue Service (1) each Portfolio will be treated for federal income tax purposes as a partnership which is not a publicly traded partnership, and (2) for purposes of determining whether an investor in a Portfolio satisfies requirements of Subchapter M of the Code, the investor will be deemed to own a proportionate share of the Portfolio's assets and will be deemed to be entitled to the Portfolio's income attributable to that share. The Portfolio Series has advised its initial investors that it intends to conduct its operations so as to enable investors to satisfy those requirements.

     Each Portfolio, since it is taxed as a partnership, is not subject to federal income taxation. Instead, an investor must take into account, in computing its federal income tax liability, its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio.

     Withdrawals by investors from a Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that
(1) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interest in the Portfolio prior to the distribution, (2) income or gain will be realized if the withdrawal is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss will be recognized if the distribution is in liquidation of that entire interest and consists solely of cash and/or unrealized receivables. The basis of an investor's interest in a Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased by the amount of any cash distributions and the basis of any property distributed from the Portfolio.

     Each Portfolio's taxable year-end will be May 31st. Although, as described above, a Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

     It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code.

     There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

     Other Taxation. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York.

     Investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

Item 21.  Underwriters.

     Not applicable.

Item 22.  Calculation of Performance Data.

     Not applicable.

Item 23.  Financial Statements.


     St. James Portfolios' current report to Investors filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder is hereby incorporated herein by reference.



--------
2 The Portfolios commenced operations on the following dates: Equity and Income Portfolios, January 16, 1995; Total Return Bond Portfolio, January 19, 1995; Equity Market, Bond Market, Small Cap, Balanced, Equity Growth and Value Equity Income Portfolios, July 11, 1994; and, International Equity Portfolio, January 24, 1995.

                                    APPENDIX

                        Description of Security Ratings

STANDARD & POOR'S

CORPORATE AND MUNICIPAL BONDS

AAA - Debt rated "AAA" has the highest rating assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

A - Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB - Debt rated "BB" has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

Plus(+) or Minus(-) - The ratings from "AA" to "BB" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) designation.

A-2 - Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1".

A-3 - Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

MOODY'S CORPORATE AND MUNICIPAL BONDS

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risk appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

Note - Moody's applies numerical modifiers, 1,2, and 3 in each generic rating classification from Aa through Bb in its corporate bond rating system. The modifier 1 indicates that the security rates in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category. Those municipal bonds within the Aa, A, Baa, and Ba categories that Moody's believes possess the strongest credit attributes within those categories are designated by the symbols Aa1, A1, Baa1, and Ba1.

COMMERCIAL PAPER

Prime-1 - Issuers rated P-1 (or supporting institutions) have a superior ability for repayment of short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

               - Leading market positions in well established industries.
               - High rates of return on funds employed.
               - Conservative capitalization structure with moderate reliance on debt and ample asset protection. - Broad margins in earnings coverage of fixed financial charges and high internal cash generation. - Well established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime - Issuers rated "Not Prime" do not fall within any of the Prime rating categories.

FITCH INVESTORS SERVICE

CORPORATE BOND RATINGS

AAA - Securities of this rating are regarded as strictly high-grade, broadly marketable, suitable for investment by trustees and fiduciary institutions, and liable to but slight market fluctuation other than through changes in the money rate. The factor last named is of importance varying with the length of maturity. Such securities are mainly senior issues of strong companies, and are most numerous in the railway and public utility fields, though some industrial obligations have this rating. The prime feature of an AAA rating is showing of earnings several times or many times interest requirements with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions. Other features may enter in, such as a wide margin of protection through collateral security or direct lien on specific property as in the case of high class equipment certificates or bonds that are first mortgages on valuable real estate. Sinking funds or voluntary reduction of the debt by call or purchase are often factors, while guarantee or assumption by parties other than the original debtor may also influence the rating.

AA - Securities in this group are of safety virtually beyond question, and as a class are readily salable while many are highly active. Their merits are not greatly unlike those of the AAA class, but a security so rated may be of junior though strong lien - in many cases directly following an AAA security - or the margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured but influenced as to ratings by the lesser financial power of the enterprise and more local type of market.

A - Securities of this rating are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB - Securities of this rating are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus(+) or Minus(-) - Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "AAA" category.

COMMERCIAL PAPER RATINGS

F-1+ - Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1 - Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issue.

F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned "F-1+" and F-1" ratings.

F-3 - Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

DUFF & PHELPS RATINGS

CORPORATE BOND RATINGS

AAA - Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury Funds.

AA+, AA, AA- - High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

A+, A, A- - Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

BBB+, BBB, BBB- - Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

COMMERCIAL PAPER RATINGS

Duff 1+ - Highest certainty of timely payment. Short term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk free U.S. Treasury short term obligations.

Duff 1 - Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

Duff 1- - High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

Duff 2 - Good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

Duff 3 - Satisfactory liquidity and other protection factors qualify issue as to investment grade. Risk factors are larger and subject to more variation.

Nevertheless, timely payment is expected.

                                     PART C

Item 24.  Financial Statements and Exhibits.

         (a)  Financial Statements:

              The financial statements included in Part B, Item 23 of this Registration Statement are as follows:

              Schedule of Investments as of May 31, 1995
              Statement of Assets and Liabilities at May 31, 1995
              Statement of Operations for the Period Ended May 31, 1995 Statement of Changes in Net Assets
              Supplementary Data
              Notes to Financial Statements at May 31, 1995


         (b)  Exhibits filed herewith:

   1              Declaration of Trust of the  Registrant.3

   2              By-Laws of the Registrant.3

   5(a)           Investment Advisory Agreements.3

   5(b)           Investment Sub-advisory Agreements.3

   8(a)           Form of Custodian Agreement.1

   8(b)           Form of Sub-Custodian Agreement.1

      9           Form of Servicing Agreement.1

   9(a)           Servicing Plan of the Registrant.2

     13           Investment Representation Letters of Initial Investors.1

     17           Financial Data Schedules.4

1Incorporated herein by reference from the Registrant's registration statement on Form N-1A (File No. 811-8602) (the "Registration Statement") as filed with the Securities and Exchange Commission 9 (the "SEC")on July 1, 1994.

2Incorporated herein by reference from Amendment No. 1 to the Registrant's Registration Statement as filed with the SEC on July 13, 1994.



3Incorporated herein by reference from Amendment No. 3 to the Registrant's Registration Statement as filed with the SEC on October 2, 1995.

4Filed heewith.



Item 25.  Persons Controlled by or Under Common Control with the Registrant.

     Not applicable.

Item 26.  Number of Holders of Securities.

                                                        Number of Record Holders
Title of Classes                                   (as of  September 29,  1995)


Equity Market Portfolio                                                       2
Bond Market Portfolio                                                         2
Small Cap Portfolio                                                           2
Balanced Portfolio                                                            2
Equity Growth Portfolio                                                       2
Value Equity Income Portfolio                                                 2
Equity Portfolio                                                              2
Income Portfolio                                                              2
Total Return Bond Portfolio                                                   2
International Equity Portfolio                                                2

Item 27.  Indemnification.

     Reference is made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 herewith.

     The Trustees and officers of the Registrant and the personnel of the Registrant's servicing agent are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 28.  Business and Other Connections of Investment Adviser.

     United States Trust Company of New York ("U.S. Trust") is a full-service state-chartered bank located in New York, New York. The name, position with U.S. Trust, address, principal occupation and type of business are set forth below for the trustees and certain senior executive officers of U.S. Trust, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature.

     SAMUEL C. BUTLER -- Trustee/Director; Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 ; Partner in Cravath, Swaine & Moore (law firm).

     PETER O. CRISP -- Trustee/Director; Venrock Associates, Room 5600, 30 Rockefeller Plaza, New York, NY 10112 ; General Partner in Venrock Associates.

     ANTONIA M. GRUMBACH -- Trustee/Director; Patterson, Belknap, Webb & Tyler, 30 Rockefeller Plaza, New York, NY 10112 ; Partner in Patterson, Belknap, Webb & Tyler (law firm).

     H. MARSHALL SCHWARZ -- Trustee/Director; Chairman of the Board and Chief Executive Officer; United States Trust Co. of New York, 114 West 47th Street, New York, NY 10036; Chairman of the Board & Chief Executive Officer of U.S. Trust Corp. and U.S. Trust Company of N.Y. (bank).

     PHILIPPE DE MONTEBELLO -- Trustee/Director; Metropolitan Museum of Art, 1000 Fifth Avenue, New York, NY 10029-0198; Director of the Metropolitan Museum of Art (art museum).

     PAUL W. DOUGLAS -- Trustee/Director; 250 Park Avenue, Room 1900, New York, NY , 10177.

     FREDERIC C. HAMILTON -- Trustee/Director; Hamilton Oil Corp., 1560 Broadway, Suite 2000, Denver, CO 80202 ; Chairman of the Board of Hamilton Oil Corp. (oil & gas exploration).

     FRANK S. STREETER -- Honorary Trustee; 380 Madison Ave., 4th Floor, New York, NY 10017 ; Trustees and Corp.

     JOHN H. STOOKEY -- Trusteee/Director; Quantum Chemical Corp., 99 Park Avenue, New York, NY 10016; Director, Chairman of the Board, Chief Executive Officer and President of Quantum Chemical Corp.

     ROBERT N. WILSON -- Trustee/Director; Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933 ; Vice Chairman of the Board of Johnson & Johnson.

     PETER L. MALKIN -- Trustee/Director; Wein, Malkin & Bettex , Lincoln Building, 60 East 42nd Street, New York, NY 10165 ; Chairman of Wein, Malkin & Bettex.

     RICHARD F. TUCKER -- Trustee/Director; 11 Over Rock Lane, Westport, CT 06880 ; retired.

     CARROLL L. WAINRIGHT, JR. -- Trustee/Director; Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, NY 10005 ; Consulting Partner of Milbank, Tweed, Hadley & McCloy (law firm).

     FREDERICK S. WONHAM -- Trustee/Director and Vice Chairman; United States Trust Company of New York, 114 West 47th Street, New York, NY 10036; Vice Chairman of the Board of U.S. Trust Corporation and United States Trust Company of New York (bank).

     DONALD M. ROBERTS -- Trustee/Director, Vice Chairman and Treasurer; United States Trust Company of New York, 114 West 47th Street, New York, NY 10036; Vice Chairman of the Board and Treasurer of U.S. Trust Corporation and United States Trust Company of New York (bank).

     FREDERICK B. TAYLOR -- Trustee/Director, Vice Chairman and Chief Investment Officer; United States Trust Company of New York; 114 West 47th Street, New York, NY 10036; Vice Chairman and Chief Investment Officer of U.S. Trust Corporation and United States Trust Company of New York (bank).

     JEFFREY S. MAURER -- United States Trust Company of New York, 114 West 47th Street, New York, NY 10036 (bank).

     DANIEL P. DAVISON -- Trustee/Director; Christie, Manson & Woods International, Inc., 502 Park Avenue, New York, NY 10021, Chairman, Christie, Manson & Woods International, Inc. (fine art auctioneer).

     TOM KILLEFER -- Honorary Trustee; United States Trust, Company of New York, 114 West 47th Street, New York, NY 10036; Former Chairman of the Board and President of U.S. Trust Corporation and United States Trust Company of New York
(bank).

     ORSON D. MUNN -- Trustee/Director; Munn, Bernhard & Associates, Inc., 6 East 43rd Street , 28th Floor, New York, NY 10017 ; Chairman and Director of Munn, Bernhard & Associates, Inc. (investment advisory firm).

     WALTER N. ROTHSCHILD, JR. -- Trustee/Director; 145 East 48th Street, Suite 16D, New York, NY 10017 ; Corporate Director and Trustee.

     PHILIP L. SMITH -- Trustee/Director; P.O. Box 205, Oakledge, Mount Sunapee, NH 03772 ; Corporate Director and Trustee.

     EDWIN D. ETHERINGTON -- Trustee/Director; P.O. Box 100, Old Lyme, CT 06371; President Emeritus, Wesleyan University, and Former President of American Stock Exchange (education).

     HAROLD J. HUDSON, JR. -- Honorary Trustee; General Reinsurance Co., Financial Center, P.O. Box 10350, Stamford, CT 06904; Former Chairman of the Board of General Reinsurance Corporation.

     United States Trust Company of the Pacific Northwest ("UST-PN") is a full-service state chartered bank located in Portland, Oregon. The name, position with UST-PN, address, principal occupation and type of business are set forth below for the trustees and certain senior executive officers of UST-PN, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature.

     RALPH RITTENOUR, JR. -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201; Chairman and Chief Executive Officer of United States Trust Company of the Pacific Northwest (bank).

     CHARLES J. SWINDELLS -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201; President of United States Trust Company of the Pacific Northwest (bank).

     NANCY L. JACOB, PH.D. -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201; Executive Vice President of United States Trust of the Pacific Northwest (bank). RICHARD ACKERMAN -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201 ; Chief Administrative Officer and Senior Vice President of United States Trust Company of the Pacific Northwest (bank).

     STEVE BRINK -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201 ; Senior Vice President and Chief Investment Officer of United States Trust Company of the Pacific Northwest (bank).

     MARCIA BENNETT -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201 ; Senior Vice President, Trust Officer and Operations Officer of United States Trust Company of the Pacific Northwest (bank).

     MARV VUKOVICH -- Trustee/Director; United States Trust Company of the Pacific Northwest, 4380 SW Macadam Avenue, Suite 450, Portland, OR 97201 ; Vice President and Chief Financial Officer of United States Trust Company of the Pacific Northwest (bank).

     CAROL HIBBS -- Trustee/Director; Tonkon Torp, Galen, Marmaduke & Booth, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, OR 97204; Attorney of Tonkon Torp, Galen, Marmaduke & Booth (law firm).

     Becker Capital Management, Inc. ("Becker") is a registered Investment Adviser located in Portland, Oregon. The name, position with Becker, address, principal occupation and type of business are set forth below for the trustees and certain senior executive officers of Becker, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature.

     PATRICK E. BECKER -- President and Chief Investment Officer ; Becker Capital Management, Inc., 1211 SW Fifth Avenue, #2185, Portland, OR 97204 ; President and Chief Investment Officer of Becker Capital Management, Inc. (investment advisory).

     JANEEN S. MCANINCH -- Executive Vice President; Becker Capital Management, Inc. , 1211 SW Fifth Avenue, #2185, Portland, OR 97204; Executive Vice President of Becker Capital Management, Inc. (investment advisory).

     GEARY T. BECKER -- Senior Vice President - Fixed Income; Becker Capital Management, Inc. , 1211 SW Fifth Avenue, #2185, Portland, OR 97204 , Senior Vice President - Fixed Income of Becker Capital Management, Inc. (investment advisory).

     MICHAEL C. MALONE -- Senior Vice President - Marketing; Becker Capital Management, Inc. , 1211 SW Fifth Avenue, #2185, Portland, OR 97204 ; Senior Vice President - Marketing of Becker Capital Management, Inc. (investment advisory).

     DONALD L. WOLCOTT -- Vice President - Equity Portfolio Manager; Becker Capital Management, Inc., 1211 SW Fifth Avenue, #2185, Portland, OR 97204; Vice President - Equity Portfolio Manger of Becker Capital Management, Inc. (investment advisory).

     ROBERT N. SCHAEFFER -- Vice President - Equity Portfolio Manager; Becker Capital Management, Inc., 1211 SW Fifth Avenue, #2185, Portland, OR 97204; Vice President - Equity Portfolio Manger of Becker Capital Management, Inc. (investment advisory).

     MICHAEL F. MCCOY -- Vice President - Quantitative Research; Becker Capital Management, Inc., 1211 SW Fifth Avenue, #2185, Portland, OR 97204; Vice President - Quantitative Research of Becker Capital Management, Inc. (investment advisory).

     Harding, Loevner Management, L.P. ("Harding Loevner") is a registered Investment Advisor located in Somerville, New Jersey. The name, position with Harding Loevner, address, principal occupation and type of business are set forth below for the trustees and certain senior executive officers of Harding Loevner, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature.

     DANIEL D. HARDING -- Director/Chief Investment Officer; Harding, Loevner Management, L.P. , 50 Division Street, Suite 401, Somerville, NJ 08876 ; Chief Investment Officer of Harding, Loevner Management, L.P. (investment advisory).

     DAVID R. LOEVNER -- Director/Chief Executive Officer; Harding, Loevner Management, L.P. , 50 Division Street, Suite 401, Somerville, NJ 08876; Chief Executive Officer of Harding, Loevner Management, L.P. (investment advisory).

     SIMMON HALLETT -- Director/Senior Portfolio Manager; Harding, Loevner Management, L.P., 50 Division Street, Suite 401, Somerville, NJ 08876; Senior Portfolio Investment Manager of Harding, Loevner Management, L.P. (investment advisory).

     Luther King Capital Management ("Luther King") is a registered Investment Advisor located in Fort Worth, Texas. The name, position with Luther King, address, principal occupation and type of business are set forth below for the trustees and certain senior executive officers of Luther King, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature.

     J. LUTHER KING, JR. -- President; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102; Chief Investment Officer of Luther King Capital Management (investment advisory).

     EMMETT M. MURPHY -- Vice President/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102 ; Portfolio Manager of Luther King Capital Management (investment advisory).

     PAUL W. GREENWELL -- Vice President/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102 ; Portfolio Manager of Luther King Capital Management (investment advisory).

     ROBERT M. HOLT, JR. -- Vice President/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102 ; Portfolio Manager of Luther King Capital Management (investment advisory).

     SCOT C. HOLLMANN -- Vice President/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102 ; Portfolio Manager of Luther King Capital Management (investment advisory).

     DAVID L. DOWLER -- Vice President/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102 ; Portfolio Manager of Luther King Capital Management (investment advisory).

     BARBARA S. GARCIA -- Treasurer/Principal; Luther King Capital Management, 301 Commerce Street, Suite 1600, Ft. Worth, TX 76102; Officer Manager of Luther King Capital Management (investment advisory).

     Spare, Kaplan, Bischel & Associates ("Spare Kaplan") is a registered Investment Advisor located in San Francisco, California. The name, position with Spare Kaplan, address, principal occupation and type of business are set forth below for the trustees and certain senior executive officers of Spare Kaplan, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature.

     ANTHONY E. SPARE -- Chief Executive Officer/Chief Investment Officer; Spare, Kaplan, Bischel & Associates, 44 Montgomer Street, San Francisco, CA 94104; Chief Executive Officer & Chief Investment Officer of Spare, Kaplan, Bischel & Associates (investment advisory).

     KENNETH J. KAPLAN -- Principal & Senior Investment Contact; Spare, Kaplan, Bischel & Associates, 44 Montgomer Street, San Francisco, CA 94104; Principal & Senior Investment Contact of Spare, Kaplan, Bischel, Associates (investment advisory).

     ANDREW W. BISCHEL -- Principal & Director of Research & Training; Spare, Kaplan, Bischel & Associates, 44 Montgomer Street, San Francisco, CA 94104 ; Principal & Director of Research & Training of Spare, Kaplan, Bischel & Associates (investment advisory).

     JEFFREY J. COLLINSON -- Schroder Ventures, 1055 Washington Boulevard, Stamford, CT 06901 ; Managing Partner of Schroder Ventures (venture capital).

     MARY PAT THORNTON -- Putnam Lovell, 19 Fulton Street, South Street Seaport, New York, NY 10038; Principal of Putnam Lovell (investing banking).

Item 29.  Principal Underwriters.

     Not applicable.

Item 30.  Location of Accounts and Records.

     St. James Portfolios, 6 St. James Avenue, Boston, MA 02116

     Signature Financial Services, Inc. (servicing agent and fund accounting agent) -- 6 St. James Avenue , Boston, MA 02116

     Investors Bank & Trust Company (subcustodian) -- 79 Milk Street, 7th floor, Boston, MA 02205


     Chase Global Fund Services (transfer agent) -- 73 Tremont Street, Boston,
MA.


     United States Trust Company of New York (custodian and subadviser) -- Mutual Funds Service Division, 770 Broadway, New York, NY 10003-9598

     United States Trust Company of the Pacific Northwest (adviser) -- 4380 Southwest Macadam Avenue , Suite 450, Portland, OR 97201

Item 31.  Management Services.

     Not applicable.

Item 32.  Undertakings.

     (a) The Registrant undertakes to comply with Section 16(c) of the Investment Company Act of 1940 (the "Act") as though such provisions of the Act were applicable to the Registrant.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the St. James Portfolios (the "Registrant") has duly caused this amendment to the Registrant's registration statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and the Commonwealth of Massachusetts on the 3rd day of October, 1995.

                                             ST. JAMES PORTFOLIOS

                                             By:  /S/ PHILIP W. COOLIDGE
                                                  Philip W. Coolidge
                                                  Trustee, President and
                                                  Co-Chairman of the Board
                                                  of Trustees

INDEX TO EXHIBITS

Exhibit

No.        Description of Exhibit


  17       Financial Data Schedules